As filed with the Securities and Exchange Commission on July 15, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Amcor Flexibles North America, Inc.
(Exact name of registrant as specified in its charter)
Missouri (State or other jurisdiction of incorporation or organization)	2670 (Primary Standard Industrial Classification Code Number)	43-0178130 (IRS Employer Identification Number)
2301 Industrial Drive
Neenah, Wisconsin 54956
United States of America
(920) 527-7300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

*Additional Registrants
(See Table of Additional Registrants below)

Michael Rumley
Amcor plc
3 Parkway North, Suite 300
Deerfield, IL 60015
United States of America
(920) 527-7300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copy to:
Jason Day
Jonathan S. Schulman
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Amcor plc(1)	Jersey	98-1455367
Amcor Finance (USA), Inc.(2)	Delaware	95-4559504
Amcor UK Finance plc(1)	United Kingdom	N/A
Amcor Group Finance plc(1)	United Kingdom	N/A
Berry Global Group, Inc.(3)	Delaware	20-5234618
Berry Global, Inc.(3)	Delaware	35-1814673

(1)
The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices is 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, +44 117 9753200.

(2)
The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices is 2801 SW 149th Avenue, Suite 350, Miramar, Florida 33027, United States of America, +1 954 499 4800.

(3)
The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices is 101 Oakley Street, Evansville, Indiana 47710, United States of America, +1 812 424 2904.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 15, 2025
Amcor Flexibles North America, Inc.
a wholly-owned subsidiary of Amcor plc
Offers to Exchange New Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended,
for
Any and All Corresponding Outstanding Old Notes
Set Forth Opposite Below
New Notes	Old Notes
4.800% Guaranteed Senior Notes due 2028	4.800% Guaranteed Senior Notes due 2028
5.100% Guaranteed Senior Notes due 2030	5.100% Guaranteed Senior Notes due 2030
5.500% Guaranteed Senior Notes due 2035	5.500% Guaranteed Senior Notes due 2035
Principal Terms of the Exchange Offers:
These are offers (the “exchange offers”) by Amcor Flexibles North America and the Guarantors (each as defined below) to exchange:
(1)
up to $725,000,000 4.800% Guaranteed Senior Notes due 2028 (the “Old 2028 Notes”) for a like principal amount of 4.800% Guaranteed Senior Notes due 2028, the offer of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange 2028 Notes”);

(2)
up to $725,000,000 5.100% Guaranteed Senior Notes due 2030 (the “Old 2030 Notes”) for a like principal amount of 5.100% Guaranteed Senior Notes due 2030, the offer of which has been registered under the Securities Act (the “Exchange 2030 Notes”); and

(3)
up to $750,000,000 5.500% Guaranteed Senior Notes due 2035 (the “Old 2035 Notes,” and, together with the Old 2028 Notes and the Old 2030 Notes, the “Old Notes”) for a like principal amount of 5.500% Guaranteed Senior Notes due 2035, the offer of which has been registered under the Securities Act (the “Exchange 2035 Notes,” and, together with the Exchange 2028 Notes and the Exchange 2030 Notes, the “Exchange Notes,” and, the Exchange Notes, together with the Old Notes and any additional notes that Amcor Flexibles North America may issue from time to time under the Indenture (as defined below), the “Notes”).

In this prospectus, we use the terms “Amcor Flexibles North America” or the “Issuer” to refer to Amcor Flexibles North America, Inc. (not including its subsidiaries), a Missouri corporation and wholly-owned subsidiary of Amcor plc, and the terms “Amcor,” “we,” “us” and “our” and similar terms to refer to Amcor plc and its subsidiaries (including Amcor Flexibles North America), unless the context otherwise requires. We use the term “Guarantors” to refer to (i) prior to the execution of the First Supplemental Indenture (as defined below) and the release of Amcor Pty Ltd (“Amcor Australia”) from its guarantee and other obligations under the Indenture in accordance with the terms of the Indenture, in each case, on April 30, 2025 (the “Amcor Australia Release”), Amcor plc, Amcor Australia, Amcor Finance (USA), Inc. (“AFUI”), Amcor Group Finance plc (“AGF”), Amcor UK Finance plc (“Amcor UK”), and (ii) following the execution of the First Supplemental Indenture and the Amcor Australia Release, Amcor plc, AFUI, AGF, Amcor UK, Berry Global Group, Inc. (“Berry Global Group”) and Berry Global, Inc. (“Berry Global”), as applicable.
Each of the exchange offers expires at 5:00 p.m., New York City time, on            , 2025, unless we extend one or more offers. You may withdraw tenders of Old Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offers have been instituted or threatened in any court or by any governmental agency. The exchange offers are not conditioned upon any minimum principal amount of the outstanding Old Notes being tendered. We will not receive any proceeds from the exchange offer. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.
Principal Terms of the Exchange Notes:
The terms of the Exchange Notes to be issued in the exchange offers are identical, in all material respects, to the terms of the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. The Exchange Notes are new securities and there are currently no established trading markets for any series of the Exchange Notes. We do not intend to apply to list the Exchange Notes on any securities exchange or to seek their admission to trading on any automated quotation system.
The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the “Old Guarantees” and, together with the Old Notes, the “Old Securities” or the “Exchange Guarantees” and, together with the Exchange Notes, the “Exchange Securities,” as applicable) by each of Amcor plc, AFUI, AGF, Amcor UK, Berry Global Group and Berry Global.
The Old Notes are, and the Exchange Notes will be, Amcor Flexibles North America’s general unsecured and unsubordinated obligations and rank, and will rank, equally with all of Amcor Flexibles North America’s other existing and future unsecured and unsubordinated obligations, except indebtedness mandatorily preferred by law. The Old Notes are, and the Exchange Notes will be, effectively subordinated to any secured indebtedness Amcor Flexibles North America may have or may incur in the future to the extent of the value of the assets securing any such indebtedness. The Old Notes are, and the Exchange Notes will be, structurally subordinated to the indebtedness and all other obligations of Amcor Flexibles North America’s non-guarantor subsidiaries.
Each Old Guarantee is, and each Exchange Guarantee will be, a general unsecured and unsubordinated obligation of the applicable Guarantor and ranks, and will rank, equally with all of such Guarantor’s other existing and future unsecured and unsubordinated obligations, except indebtedness mandatorily preferred by law. Each Old Guarantee is, and each Exchange Guarantee will be, effectively subordinated to any secured indebtedness such Guarantor may have or may incur in the future to the extent of the value of the assets securing any such indebtedness. Each Old Guarantee is, and each Exchange Guarantee will be, structurally subordinated to the indebtedness and all other obligations of such Guarantor’s non-guarantor subsidiaries.
You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in any of the exchange offers.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The agent’s message states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Amcor Flexibles North America and Guarantors have agreed that, starting on the date of completion of the exchange offers and ending on the close of business 180 days after such completion, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Exchange Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is             , 2025.

None of Amcor Flexibles North America nor any of the Guarantors has authorized anyone to provide you with information that is different from the information included in this document. None of Amcor Flexibles North America nor any of the Guarantors can take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to sell these securities.
No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Amcor Flexibles North America or any of the Guarantors. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Exchange Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Exchange Notes and participate in the exchange offers solely on information contained in this prospectus.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations. This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information.”
The exchange of Old Notes for Exchange Notes in the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Amcor Flexibles North America and the Guarantors have filed with the SEC a registration statement on Form S-4 with respect to the exchange offers and the Exchange Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about Amcor Flexibles North America and the Guarantors, the exchange offers and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements that Amcor Flexibles North America or the Guarantors makes in this prospectus about certain contracts or other documents are not necessarily

i

complete. When Amcor Flexibles North America or the Guarantors makes such statements, we refer you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Amcor plc, 83 Tower Road North, Warmley, Bristol BS30 8XP United Kingdom, Attention: Investor Relations.
Amcor plc’s 2024 fiscal year ended on June 30, 2024, while Berry Global Group’s 2024 fiscal year ended on September 28, 2024. As such, Amcor plc’s 2025 fiscal year began on July 1, 2024 and ended on June 30, 2025, while Berry Global Group’s last reportable fiscal period began on September 29, 2024 and ended on March 29, 2025. Amcor plc’s most recent fiscal quarter prior to the completion of the Merger (as defined below) ended on March 31, 2025, while Berry Global Group’s most recent fiscal quarter prior to the completion of the Merger ended on March 29, 2025. Certain financial information related to the Issuer and the Guarantors in this prospectus is disclosed as of March 31, 2025 and for the nine months ended March 31, 2025, in each case, after giving effect to the Merger (and the Amcor Australia Release).
Amcor plc’s management has determined (i) the two-day gap between the Amcor plc financial information as of March 31, 2025 and the Berry Global Group financial information as of March 29, 2025 to be immaterial, (ii) the three-day gap between the Amcor plc financial information for July 1, 2024 through March 31, 2025 and the Berry Global Group financial information for June 30, 2024 through March 29, 2025 to be immaterial, and (iii) the one-day gap between the Amcor plc financial information for July 1, 2023 through June 30, 2024 and the date of the Berry Global Group financial information to be immaterial.
To ensure timely delivery, you must request the information no later than        , 2025, which is five business days before the expiration of the exchange offers.

ENFORCEABILITY OF CIVIL LIABILITIES
Amcor Flexibles North America is a corporation formed in the United States under Missouri law. Amcor plc is a public limited company incorporated under the laws of the Bailiwick of Jersey. AFUI is a corporation formed in the United States under Delaware law. Amcor UK is a public limited company incorporated under the laws of England and Wales. AGF is a public limited company incorporated under the laws of England and Wales. Berry Global Group is a corporation formed in the United States under Delaware law. Berry Global is a corporation formed in the United States under Delaware law. While the directors and officers of Amcor Flexibles North America, Berry Global Group and Berry Global are primarily resident in the United States and the directors and officers of AFUI are primarily resident in the United States and Switzerland, most of the directors and officers of Amcor plc, Amcor UK and AGF (the “Non-U.S. Registrants”) reside outside the United States, principally in the United Kingdom, Switzerland and Australia. A substantial portion of the assets of the Non-U.S. Registrants, and the assets of the directors and officers of the Non-U.S. Registrants are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon the Non-U.S. Registrants or associated persons in a manner so as to allow enforcement of judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In addition, there are doubts as to the enforceability in Jersey and England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based on United States federal securities laws. Also, judgments of United States courts (whether or not such judgments relate to United States federal securities laws) are not automatically enforceable in Jersey or England and Wales and will require a further judgment from the local court. Such judgments may or will not be enforceable in Jersey or England and Wales in certain other circumstances, including, among others, where the relevant proceedings were not commenced within the relevant limitation period, where such judgments are contrary to local public policy, statute, rules of natural justice or general principles of fairness or are obtained by fraud, are obtained in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend, are not for a fixed or readily ascertainable sum, are for an interim remedy (such as an injunction), are not between identical parties and in the same interest, are rendered by a court that did not have jurisdiction according to the private international law rules of the local court, are subject to appeal, dismissal, reversal, setting aside or stay of execution in the court which gave the judgment or otherwise not final and conclusive before that court, involve multiple or punitive damages, are in respect of taxes or any revenue law (including for any fiscal penalty) or fine or other penalty or foreign governmental interests or where there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment.
There is no treaty between Jersey and the United States providing for the reciprocal recognition and enforcement of judgments (as opposed to arbitration awards) in civil and commercial matters. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters.
Each of the Indenture, the Old Notes and the Exchange Notes (and the Exchange Guarantees thereunder) are governed by, and construed in accordance with, the laws of the State of New York. Each of Amcor Flexibles North America and the Guarantors, as applicable, has appointed AFUI as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indenture, the Old Notes and the Exchange Notes (and the Exchange Guarantees thereunder) that may be instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of such courts in any such action or proceeding.

IMPORTANT  —  PROHIBITION OF SALES TO EEA RETAIL INVESTORS
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering and selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
IMPORTANT  —  PROHIBITION OF SALES TO UK RETAIL INVESTORS
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are generally identified with words like “ambitions,” “anticipate,” “approximately,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current estimates, assumptions and projections of the management of Amcor plc, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor plc nor any of its respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor plc. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor plc’s business, including the ability to successfully realize the expected benefits of the Merger. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to:
•
risks arising from the integration of the Amcor plc and Berry Global Group businesses as a result of the Merger;

•
risk that the anticipated benefits of the Merger may not be realized when expected or at all;

•
risk of unexpected costs or expenses resulting from the Merger;

•
risk of litigation related to the Merger;

•
risk that the Merger may have an adverse effect on our ability to retain key personnel and customers;

•
general economic, market and social developments and conditions;

•
evolving legal, regulatory and tax regimes under which we operate;

•
changes in consumer demand patterns and customer requirements in numerous industries;

•
the loss of key customers, a reduction in their production requirements, or consolidation among key customers;

•
significant competition in the industries and regions in which we operate;

•
an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions;

•
challenging global economic conditions;

•
impacts of operating internationally;

•
price fluctuations or shortages in the availability of raw materials, energy and other inputs, and the introduction of new tariffs, which could adversely affect our business;

•
production, supply, and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility;

•
pandemics, epidemics, or other disease outbreaks;

•
an inability to attract and retain our global executive team and our skilled workforce and manage key transitions;

•
labor disputes and an inability to renew collective bargaining agreements at acceptable terms;

•
physical impacts of climate change;

•
cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information;

v

•
failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data;

•
a significant increase in our indebtedness or a downgrade in our credit rating could reduce our operating flexibility and increase our borrowing costs and negatively affect our financial condition and results of operations;

•
rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts;

•
foreign exchange rate risk;

•
a significant write-down of goodwill and/or other intangible assets;

•
a failure to maintain an effective system of internal control over financial reporting;

•
an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face;

•
an inability to defend our intellectual property rights or intellectual property infringement claims against us;

•
litigation, including product liability claims or litigation related to Environmental, Social, and Governance (“ESG”) matters, or regulatory developments;

•
increasing scrutiny and changing expectations from investors, customers, suppliers, and governments with respect to our ESG practices and commitments resulting in additional costs or exposure to additional risks;

•
changing ESG government regulations including climate-related rules;

•
changing environmental, health, and safety laws;

•
changes in tax laws or changes in our geographic mix of earnings; and

•
other risks and factors discussed in the documents incorporated by reference in this prospectus.

You are cautioned that the foregoing list of factors is not exclusive or exhaustive. The forward-looking statements included or incorporated by reference in this prospectus speak only as of the date made and, other than as required by law, we do not undertake any obligation to update any forward-looking statements after the date they are made, or any other information in this prospectus, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in any forward-looking statements which become apparent after the date they are made, except as expressly required by law. All forward-looking statements, express or implied, in this prospectus, including the documents incorporated by reference herein and therein, are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

SUMMARY
This summary highlights certain significant aspects of our business. This summary of information contained elsewhere or incorporated by reference into this prospectus is not complete and does not contain all of the information that may be relevant to you. You should carefully read the entire prospectus, including the information presented under the sections entitled “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” and the financial statements and the notes thereto included or incorporated by reference herein. This summary contains forward-looking statements that involve risks and uncertainties.
Our Company
Amcor is a global leader in developing and producing responsible packaging solutions across a variety of materials for food, beverage, pharmaceutical, medical, home and personal-care, and other products. We work with leading companies around the world to protect products, differentiate brands, and improve supply chains. We offer a range of innovative, differentiating flexible and rigid packaging, specialty cartons, closures, and services. We are focused on making packaging that is increasingly recyclable, reusable, lighter weight, and made using an increasing amount of recycled content. In fiscal year 2024, 41,000 Amcor people generated $13.6 billion in annual sales from operations that span 212 locations in 40 countries.
Recent Developments
Merger with Berry Global Group
On April 30, 2025, Amcor plc completed its previously announced merger with Berry Global Group pursuant to the Agreement and Plan of Merger, dated as of November 19, 2024 (the “Merger Agreement”), by and among Amcor plc, Aurora Spirit, Inc., a wholly-owned subsidiary of Amcor plc (“Merger Sub”), and Berry Global Group. Pursuant to the Merger Agreement, Merger Sub merged with and into Berry Global Group, with Berry Global Group surviving as a wholly-owned subsidiary of Amcor plc (the “Merger”).
At the effective time of the Merger (the “Effective Time”), among other things, each issued and outstanding share of common stock, $0.01 par value per share, of Berry Global Group (“Berry Global Group Common Stock”) (excluding shares of Berry Global Group Common Stock held by Berry Global Group as treasury stock immediately prior to the Effective Time) was converted into the right to receive, 7.25 fully paid and non-assessable ordinary shares, par value $0.01 per share, of Amcor plc (“Amcor plc Ordinary Shares”) and, if applicable, cash in lieu of fractional Amcor plc Ordinary Shares that holders of Berry Global Group Common Stock would otherwise be entitled to receive in the Merger, without interest.
Exchange Offers
The registration statement of which this prospectus forms a part is being filed pursuant to the Registration Rights Agreement (as defined below) entered into by us and the Guarantors in connection with the offering of the Old Notes. Pursuant to the Registration Rights Agreement, we and the Guarantors agreed for the benefit of the holders of the Old Notes to use commercially reasonable efforts to conduct a registered offering to exchange each series of Old Notes for Exchange Notes with terms identical in all material respects to such series of Old Notes (subject to certain limited exceptions). After the SEC declares the exchange offer registration statement effective, we intend to offer the Exchange Notes in return for the Old Notes. See “Registration Rights Agreement.”
Corporate Information
Amcor plc (ARBN 630 385 278) was incorporated on July 31, 2018 under the name “Arctic Jersey Limited” as a limited company under the laws of the Bailiwick of Jersey. On October 10, 2018, Arctic Jersey Limited was renamed “Amcor plc” and became a public limited company incorporated under the Laws of the Bailiwick of Jersey. Our history dates back more than 150 years, with origins in both Australia and the USA. AFUI was incorporated under the laws of the State of Delaware in 1995. Amcor UK is a public limited company incorporated under the laws of England and Wales that was formed in the United Kingdom in 2001. AGF is a public limited company incorporated under the laws of England and Wales that was formed in the United Kingdom in 2024. Amcor Flexibles North America (formerly known as Bemis Company, Inc.

(“Bemis”)) was incorporated in 1885 under the laws of Missouri. In 2019, Amcor plc completed the acquisition of Bemis, with Amcor plc becoming the ultimate holding company of the group and Bemis a wholly owned subsidiary. In November 2020, Bemis changed its name from Bemis Company, Inc. to Amcor Flexibles North America, Inc. Berry Global Group was incorporated in Delaware in 2005. Berry Global was incorporated in Delaware in 1990. In 2025, Amcor plc completed the Merger. See “About this Prospectus” and “Where You Can Find More Information.”
The address for the principal executive office of Amcor plc, Amcor UK and AGF is 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, and the telephone number of that principal executive office is +44 117 9753200. The address for AFUI’s principal executive office is 2801 SW 149th Avenue, Suite 350, Miramar, Florida 33027, United States of America, and the telephone number of AFUI’s principal executive office is +1 954 499 4800. The address for Amcor Flexibles North America’s principal executive office is 2301 Industrial Drive, Neenah, Wisconsin 54956, United States of America, and the telephone number of Amcor Flexibles North America’s principal executive office is +1 920 527 7300. The address for the principal executive offices of each of Berry Global Group and Berry Global is 101 Oakley Street, Evansville, Indiana 47710, United States of America, and the telephone number of such principal executive offices is +1 812 424 2904.
Our website address is www.amcor.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

THE EXCHANGE OFFERS
Background
On March 17, 2025, the Issuer completed the private offering and issuance of the Old Notes. The net proceeds of the Old Notes were used to repay certain existing indebtedness of Berry Global Group in connection with the consummation of the Merger. We are offering to issue the Exchange Notes in exchange for the Old Notes to satisfy our obligations under the Registration Rights Agreement, dated March 17, 2025 (the “Registration Rights Agreement”), that the Issuer and the Guarantors entered into with the representatives of the initial purchasers of the Old Notes.
After the exchange offers are complete, holders of Old Notes will no longer be entitled to any exchange or registration rights with respect to the Exchange Notes.
Exchange Offers
We are offering to exchange:
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the unregistered Old 2028 Notes for a like principal amount of the Exchange 2028 Notes;

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the unregistered Old 2030 Notes for a like principal amount of the Exchange 2030 Notes; and

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the unregistered Old 2035 Notes for a like principal amount of the Exchange 2035 Notes.

The Exchange Notes will be identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes.
Old Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000. You should read the discussion under the heading “Description of the Exchange Notes” for further information regarding the Exchange Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Exchange Notes.
Resales
Based on interpretations by the staff of the SEC set forth in previous no-action letters issued to third parties, we believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:
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are acquiring the Exchange Notes in the ordinary course of business;

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have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

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are not an “affiliate” of the Issuer or the Guarantors, as defined in Rule 405 of the Securities Act.

By tendering your Old Notes as described in “Terms of Exchange Offers — Procedures for Tendering the Old Notes,” you will be making representations to the effect of the above conditions. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.
We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.
Any holder of Old Notes who:
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is an affiliate of the Issuer or the Guarantors;

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does not acquire the Exchange Notes in the ordinary course of its business; or

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cannot rely on the position of the staff of the SEC expressed in in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling (pub. avail. July 2, 1993), or similar no-action letters;

must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. None of the Issuer or the Guarantors will assume, nor will any of the Issuer or the Guarantors indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Exchange Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.
If applicable law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, or if the exchange offers are not consummated by the Target Registration Date (as defined below), or upon the request of holders of the Old Notes under certain limited circumstances, we will be required to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of the Old Notes.

Expiration Time
Each of the exchange offers will expire at 5:00 p.m., New York City time, on            , 2025, or such later date and time to which we extend such offers. We do not currently intend to extend the expiration time for any of the offers.
Conditions to the Exchange Offers
The exchange offers are subject to the following conditions, which we may waive:
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the exchange offers do not violate applicable law or applicable interpretations of the staff of the SEC; and

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there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the exchange offers, which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of outstanding Old Notes being tendered. See “Terms of the Exchange Offers — Conditions to the Exchange Offers.”
Procedures for Tendering the Old
Notes
To exchange your Old Notes, you are required to follow certain procedures. See “Terms of the Exchange Offers — Procedures for Tendering the Old Notes” for more information.
Special Procedures for Beneficial
Owners
If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Notes in the exchange offers, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time. See “Terms of the Exchange Offers — Procedures for Tendering the Old Notes.”
Withdrawal of Tenders
Tenders of Old Notes pursuant to any of the exchange offers may be withdrawn at any time prior to the expiration time of the applicable exchange offer. See “Terms of the Exchange Offers — Withdrawal of Tenders.”
Acceptance of the Old Notes and Delivery of Exchange Notes
If all the conditions to the completion of the exchange offers are satisfied, we will accept any and all Old Notes that are properly tendered in the exchange offers and not properly withdrawn before the applicable expiration time. We will return any Old Notes that we do not accept for exchange to its registered holder at its expense promptly after the expiration time. We will deliver the Exchange Notes to the registered holders of Old Notes accepted for exchange promptly after the expiration time and acceptance of such Old Notes. See “Terms of the Exchange Offers — Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”
Effect on Holders of Old Notes
As a result of making, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, the exchange offers, the Issuer and the Guarantors will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Old Notes does not tender their Old Notes in the exchange offers, such holder will continue to hold their Old Notes and such holder will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture (as defined in “Description of the Exchange Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers — Purpose and Effect of the Exchange Offers.”
Consequences of Failure to Exchange
All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture.
In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Old Notes will likely become more limited to the extent that other holders of Old Notes participate in the exchange offers. Following consummation of the exchange offers, the Issuer and the Guarantors will not be required to register under the Securities Act any Old Notes that remain outstanding.
If your Old Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Old Notes. See “Terms of the Exchange Offers — Consequences of Failure to Exchange” and “Risk Factors.”
Material U.S. Federal Income Tax Considerations
The exchange of Old Notes for Exchange Notes in the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
U.S. Bank Trust Company, National Association is serving as exchange agent in connection with the exchange offers for the Old Notes (the “exchange agent”). The address and telephone number of the exchange agent are set forth in the section captioned “Terms of the Exchange Offers — Exchange Agent.”

THE EXCHANGE NOTES
The terms of the Exchange Notes are summarized below solely for your convenience. This summary is not a complete description of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same terms as the Old Notes. For a more detailed description of the Exchange Notes, see the discussion under the caption “Description of the Exchange Notes” beginning on page 30 of this prospectus.
You should read the full text and more specific details contained elsewhere in this prospectus, including the “Risk Factors” section and consolidated financial statements and the notes thereto.
Issuer
Amcor Flexibles North America, Inc.
Securities Offered
$725,000,000 aggregate principal amount of Exchange 2028 Notes.
$725,000,000 aggregate principal amount of Exchange 2030 Notes.
$750,000,000 aggregate principal amount of Exchange 2035 Notes.
Maturity Date
The Exchange 2028 Notes will mature on March 17, 2028.
The Exchange 2030 Notes will mature on March 17, 2030.
The Exchange 2035 Notes will mature on March 17, 2035.
Interest Rate on Exchange Notes
The Exchange 2028 Notes will bear interest from and including March 17, 2025 at a rate of 4.800% per annum, payable semi-annually in arrears.
The Exchange 2030 Notes will bear interest from and including March 17, 2025 at a rate of 5.100% per annum, payable semi-annually in arrears.
The Exchange 2035 Notes will bear interest from and including March 17, 2025 at a rate of 5.500% per annum, payable semi-annually in arrears.
Interest Payment Dates
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
Interest on the Exchange 2028 Notes will be payable in arrears on March 17 and September 17 of each year, commencing on September 17, 2025.
Interest on the Exchange 2030 Notes will be payable in arrears on March 17 and September 17 of each year, commencing on September 17, 2025.
Interest on the Exchange 2035 Notes will be payable in arrears on March 17 and September 17 of each year, commencing on September 17, 2025.

Exchange Guarantees
The Exchange Notes will be fully and unconditionally guaranteed by each of the Guarantors.
Ranking of the Exchange Securities
The Exchange Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer’s other unsecured and unsubordinated obligations, and each of the Exchange Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor, except, in each case, indebtedness mandatorily preferred by law.
The Exchange Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Exchange Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer’s secured lenders will have a prior secured claim to any collateral securing the obligations owed to such secured lenders. Each of the Exchange Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Exchange Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor’s secured lenders will have a prior secured claim to any collateral securing the obligation owed to such secured lenders. As of March 31, 2025, after giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, the Issuer and the Guarantors had $2.3 billion of secured indebtedness outstanding.
The Exchange Notes and each of the related Exchange Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than the Issuer) that does not guarantee such Exchange Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Exchange Notes). The Guarantors will be the initial Guarantors of the Notes. See “Description of the Exchange Notes — Exchange Guarantees.”
As of March 31, 2025, after giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, (i) the Issuer and the Guarantors had $13.8 billion of total indebtedness, other than intercompany indebtedness (of which $2.3 billion was secured) and (ii) the subsidiaries of Amcor plc, other than Amcor Flexibles North America, that will not guarantee the Exchange Notes (the “non-guarantor subsidiaries”), including joint ventures, had $215.4 million of total indebtedness (of which $111.3 million was secured). There was $1.2 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility (as defined below)) drawn under the Credit

Facility with total borrowing capacity of approximately $2.5 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility), in each case, as of March 31, 2025. For the nine months ended March 31, 2025, after giving effect to the Merger and the Amcor Australia Release, the non-guarantor subsidiaries, including joint ventures, represented 92% of Amcor’s net sales.
Optional Redemption
Each new series of Exchange Notes will have the same optional redemption terms as the corresponding series of Old Notes for which such new series of Exchange Notes is being offered in exchange.
For additional information, see “Description of the Exchange Notes — Optional Redemption.”
Additional Amounts
In the event that certain taxes are payable in respect of payments on the Exchange Securities, the Issuer and applicable Guarantors will, subject to certain exceptions, pay such additional amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the Exchange Securities had no such withholding or deduction been required. See “Description of the Exchange Notes — Payment of Additional Amounts.”
Redemption for Changes in Withholding Taxes
The Exchange Notes may be redeemed at the option of the Issuer in whole, but not in part, at the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in certain circumstances in which the Issuer or any Guarantor would become obligated to pay additional amounts under the terms of the Exchange Notes. See “Description of the Exchange Notes — Redemption for Changes in Withholding Taxes.”
Covenants
The Indenture includes certain requirements that must be met if the Issuer or any Guarantor consolidates with, or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person. See “Description of the Exchange Notes — Certain Covenants — Consolidation, Merger and Sale of Assets.”
Use of Proceeds
We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Old Notes in like principal amount, which will be cancelled and, as such, issuing the Exchange Notes will not result in any increase in the Issuer’s (or any Guarantor’s) indebtedness or be financed with new borrowings.
Absence of Market
Each series of Exchange Notes is a new issue of securities with no established trading market. We currently have no intention to apply to list the Exchange Notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the Exchange Securities. See “Plan of Distribution.”

Further Issuances
The Issuer may from time to time, without notice to or the consent of the holders of the Exchange Notes, create and issue additional Exchange Notes having the same terms and conditions as the Exchange Notes.
Such additional Exchange Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding Exchange Notes, including any Old Notes of a series that remain outstanding after completion of the relevant exchange offer, provided that any additional Exchange Notes shall be fungible for U.S. federal income tax purposes with the outstanding Exchange Notes.
Form and Minimum Denomination
The Exchange Notes will be issued in minimum principal denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co. or another nominee of such depositary. Investors may elect to hold interests in the Exchange Notes through DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), if they are participants in these systems, or indirectly through organizations that are participants in these systems.
Trustee
Deutsche Bank Trust Company Americas.
Governing Law
The Exchange Securities will be, and the Indenture is, governed by the laws of the State of New York.
Risk Factors
See “Risk Factors” for important information regarding us and an investment in the Exchange Securities.

RISK FACTORS
You should carefully consider the risks described below and the other information set forth in this prospectus and the documents incorporated by reference herein before making an investment decision. These risks include those set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended June 30, 2024, Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, December 31, 2024 and March 31, 2025, each of which is incorporated by reference into this prospectus, as such risk factors may be updated in our subsequent filings with the SEC, and include risks that could have a material adverse effect on our financial condition, results of operations or cash flows and which could, in turn, impact our ability to perform our respective obligations under the Exchange Securities.
Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below or the documents incorporated by reference herein, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of our securities, including the Exchange Securities, could decline and you might lose all or part of your investment.
Risks Related to the Exchange Notes and the Exchange Guarantees
Because the Issuer and each of the Guarantors conducts its operations through other subsidiaries, your right to receive payments on the Exchange Notes and any of the Exchange Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.
The Issuer and each of the Guarantors conducts its operations through its subsidiaries. Their principal source of income is dividends and interest on intercompany loans they make to their respective subsidiaries and other intercompany transfers, and their ability to meet their respective financial obligations is dependent on the level of dividends, loan repayments and other intercompany transfers of funds they receive from their subsidiaries. In addition, the ability of the directors of a subsidiary of the Issuer or any of the Guarantors to declare dividends or the amount of dividends they may pay will depend on that subsidiary’s operating results and will be subject to applicable laws, which may limit such payments. Therefore, your right to receive payments on the Exchange Notes is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the Issuer or the applicable Guarantor from their respective subsidiaries.
Your right to receive payment under the Exchange Notes will structurally rank behind the creditors of Amcor plc’s subsidiaries (other than Amcor Flexibles North America) that are not guaranteeing the Exchange Notes.
The Exchange Notes will be guaranteed by Amcor plc, the parent company of Amcor Flexibles North America, and certain of Amcor plc’s subsidiaries. However, a significant majority of Amcor plc’s current and future subsidiaries will not guarantee the Exchange Notes. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of such subsidiary will be used to satisfy the claims of its creditors. Because those non-guarantor subsidiaries have no direct obligations in respect of the Exchange Notes, you will not have a direct claim against any such non-guarantor subsidiary and any claims to enforce payment on your Exchange Notes (including through Amcor plc’s Exchange Guarantee of the Exchange Notes) will be structurally subordinated to all of the claims of the creditors of those non-guarantor subsidiaries. As of March 31, 2025, after giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, the non-guarantor subsidiaries, including joint ventures, had $215.4 million of total indebtedness (of which $111.3 million was secured). For the nine months ended March 31, 2025, after giving effect to the Merger and the Amcor Australia Release, the non-guarantor subsidiaries, including joint ventures, represented 92% of Amcor plc’s net sales.
Because the Exchange Notes and the Exchange Guarantees are unsecured, your right to receive payment will be effectively subordinated in right of payment to the Issuer’s and the applicable Guarantors’ secured indebtedness, and thereby may be adversely affected.
The Exchange Notes and the Exchange Guarantees will be unsecured obligations of the Issuer and each Guarantor, respectively, and be effectively subordinated to any of the Issuer’s or the applicable

Guarantor’s secured indebtedness to the extent of the value of the assets that secure such indebtedness. After giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, the Issuer and the Guarantors had $13.8 billion of secured indebtedness as of March 31, 2025, and they may incur more such secured indebtedness in the future.
In addition, to the extent that the Issuer or any of the Guarantors have granted, or in the future may grant, security interests over their assets, the secured lenders will be entitled to exercise the remedies available to them under applicable laws. Depending on the relevant circumstances and applicable laws, if the Issuer defaults on the Exchange Notes or any of the Guarantors default on its respective Exchange Guarantee, or after the bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, any assets that are secured will be used to satisfy the obligations they secure before such assets are available for payments on the Exchange Notes or the applicable Exchange Guarantee. There can be no assurance that there will be sufficient assets to pay amounts due on the Exchange Notes or each of the Exchange Guarantees. As a result, you may receive a lower amount proportionately than the lenders of our secured indebtedness. If there is not enough collateral to satisfy the secured indebtedness owed by the Issuer or any Guarantor then, subject to the provisions of applicable laws, the amounts remaining unpaid on such secured indebtedness would share equally with all unsubordinated unsecured indebtedness of the Issuer or such Guarantor (including amounts owing under the Exchange Notes and the applicable Exchange Guarantee).
We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including Amcor Flexible North America’s) liquidity, results of operations and financial condition may be adversely affected.
Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our Credit Facility. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur. However, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash flows from operations and our access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.
As of March 31, 2025, Amcor plc had one committed credit facility outstanding: its five-year revolving credit facility expiring in March 2030 in an aggregate committed amount of $3.75 billion, which may be increased to up to $4.75 billion at the option of Amcor plc at any time (the “Credit Facility”). The Credit Facility is available to fund working capital, growth capital expenditures and refinancing obligations. As of March 31, 2025, we had $1.2 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility) drawn under the Credit Facility with total borrowing capacity of approximately $2.5 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility). At March 31, 2025, we were compliant with the financial covenants contained in the Credit Facility.
Certain of our financing agreements, including the agreement governing the Credit Facility, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Exchange Securities will not have the benefit of all of these covenants.
The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. For the agreement governing the Credit Facility, the most significant covenant requires us to maintain a ratio of consolidated net debt to adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). The ratio of consolidated net debt to adjusted EBITDA must not exceed 3.90 to 1.00 (stepping up to 4.25 to 1.00 for the twelve consecutive calendar months following the consummation of an acquisition with aggregate consideration in excess of $375 million), subject to certain exceptions. The Indenture governing the Exchange Securities does not include any similar covenants. Failure to comply with the covenants contained in the agreement governing the Credit Facility or any of our other existing indebtedness could result in an event of default under the agreement governing the Credit Facility or our other existing indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under the agreement governing the Credit Facility or any of our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings then-outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under the agreement governing the Credit Facility or any of our other indebtedness, including the Exchange Securities, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of the Exchange Notes.”
Our indebtedness could adversely affect our business, financial condition and results of operations, as well as the ability to meet payment obligations under the Exchange Securities.
As of March 31, 2025, after giving effect to the Merger and the Amcor Australia Release, we had $13.8 billion in total indebtedness outstanding, $11.5 billion of which was unsecured indebtedness and $2.3 billion of which was secured indebtedness. There was $1.2 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility) drawn under the Credit Facility with total borrowing capacity of approximately $2.5 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility), in each case, as of March 31, 2025. Subject to the limits contained in the agreement governing the Credit Facility, the Indenture and the applicable agreements governing our other existing indebtedness, we may be able to incur substantial additional debt from time to time. If we do so, the risks related to our level of debt could increase. Specifically, our level of debt could have important consequences, including the following:
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making it more difficult for us to meet our obligations with respect to our debt, including the Exchange Securities;

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reducing the availability of cash flow to fund future working capital, capital expenditures, acquisitions or other general corporate purposes;

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limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate purposes;

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requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions or other general corporate purposes;

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increasing our vulnerability to general adverse economic and industry conditions;

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exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

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placing us at a disadvantage compared to other, less leveraged competitors;

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increasing our cost of borrowing; and

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limiting our flexibility in planning for changes in our business and reacting to changes in the industry in which we compete.

Any of these factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Exchange Notes.
Despite our current level of indebtedness, we may be able to incur substantially more debt, which could increase the risks to our financial condition described above.
We may be able to incur substantial additional indebtedness in the future. Although certain of the agreements governing our existing indebtedness, including the Indenture, contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. See “Description of the Exchange Notes — Certain Covenants.” Additional indebtedness incurred in compliance with these restrictions could be substantial. In addition, the Indenture allows the Issuer to issue additional Exchange Securities under certain circumstances. See “Description of the Exchange Notes — Further Issues.” To the extent new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Furthermore, if we incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our assets and the assets of any guarantors thereunder would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the Exchange Securities. Subject to certain limitations, the Indenture does not restrict our non-guarantor subsidiaries from incurring additional debt, which debt would be structurally senior to the Exchange Securities. In addition, the Indenture does not prevent us and our subsidiaries, including the Issuer, from incurring other liabilities that do not constitute indebtedness.
As of March 31, 2025, we had $1.2 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility) drawn under the Credit Facility with total borrowing capacity of approximately $2.5 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility).
If either the Issuer defaults on the Exchange Notes, or any Guarantor defaults on its applicable Exchange Guarantee, your right to receive payments on the Exchange Notes or the applicable Exchange Guarantee, as the case may be, may be adversely affected by United States, United Kingdom and Jersey insolvency laws.
Amcor Flexibles North America is incorporated under the laws of Missouri in the United States and the Guarantors are incorporated under the laws of Jersey (in the case of Amcor plc), Delaware in the United States (in the case of AFUI, Berry Global Group and Berry Global) and England and Wales (in the case of AGF and Amcor UK) and, therefore, insolvency or restructuring proceedings with respect to the Issuer and the Guarantors could proceed under, and be governed by, among others, United States, Jersey or English insolvency or corporate law, as the case may be, and such proceedings may adversely affect your right to receive payments on the Exchange Notes or the applicable Exchange Guarantees if the Issuer or any Guarantor defaults on its obligations under the Exchange Notes or the Exchange Guarantees, respectively. An insolvency or restructuring proceeding relating to the Issuer or a Guarantor, even if brought in the United States, may involve proceedings in other jurisdictions. The procedural and substantive provisions of insolvency or corporate laws of jurisdictions outside of the United States may differ materially from comparable provisions of United States federal bankruptcy law or the insolvency laws of other jurisdictions with which the holders of the Exchange Notes may be familiar and may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar. In particular, the procedures for reorganization (e.g., administration under the United Kingdom’s Insolvency Act 1986 or analogous procedure under the Companies (Jersey) Law 1991) may be significantly different from Chapter 11 under the United States Bankruptcy Code. The treatment and ranking of holders of the Exchange Notes and the Exchange Guarantees, of the Issuer’s and the Guarantors’ other creditors and the shareholders of the Issuer and the applicable Guarantors under Jersey and United Kingdom insolvency or corporate law, as the case may be, may be different than the resulting treatment and ranking if the Issuer or the applicable Guarantors were subject to the bankruptcy laws of the United States or other jurisdictions and it is not possible to predict with any certainty the outcome of insolvency, restructuring or similar proceedings.
In addition, insolvency laws and limitations on the Exchange Notes and the Exchange Guarantees of the Exchange Notes may adversely affect the validity and enforceability of the Exchange Notes and the Exchange Guarantees and may limit the amount that can be recovered under the Exchange Notes or the Exchange Guarantees. More specifically, fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions, including the United States, Jersey and the United Kingdom, and Exchange Guarantees of the Exchange Notes by the applicable Guarantors may be subject to claims that they should be subordinated or avoided in favor of direct or other creditors of such Guarantors. To the extent that the Exchange Guarantee of a Guarantor is voided, including as a fraudulent conveyance, a preference, an uncommercial transaction, a transaction at an undervalue or a fraudulent transaction or otherwise held to be unenforceable or capable of being set aside, your claim against that Guarantor could be lost or limited, and you could be required to return payments previously received from that Guarantor. In particular:
Under Jersey law, if a liquidator were to be appointed to Amcor plc (being a Guarantor incorporated under the laws of Jersey), or Amcor plc was declared to be “en désastre,” the liquidator or the Viscount of Jersey, as the case may be, has the power to investigate past transactions entered into by Amcor plc and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of Amcor plc and for the repayment of money. These transactions are generally known as “voidable transactions” or “vulnerable transactions” and include transactions at an undervalue, preferences, extortionate credit transactions or dispositions with the intention of defrauding creditors.
Further, in England, if a liquidator or administrator were appointed, the liquidator or administrator would also have the power to investigate past transactions and can apply to the court (and, in certain circumstances, a creditor might also be able to apply to the court) to reverse or set aside certain transactions, or grant other relief that the court considers appropriate. These transactions include, but are not limited to, transactions entered into for no consideration or at an undervalue and transactions which were intended to prefer one or more creditors over one or more other creditors.
In addition to the matters described above, under the laws of the jurisdictions where the Guarantors are organized, the Exchange Guarantees given by those Guarantors may be set aside, subordinated or otherwise avoided by the application of fraudulent conveyance, financial assistance, bankruptcy, insolvency and administration, statutory management, equitable subordination principles or other similar provisions or principles existing under the laws of the relevant jurisdiction, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. In addition, other debts and liabilities of the applicable Guarantors and of the Issuer, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the Exchange Notes and the Exchange Guarantees in the event of administration or insolvency or statutory management or similar proceedings. If one or more of the Exchange Guarantees are set aside or otherwise avoided, your claim against the applicable Guarantors giving those Exchange Guarantees could be lost or limited and it is possible that you will only have a claim against the Issuer and any remaining Guarantors.
There is no established trading market for the Exchange Notes, and one may not develop.
There is no established trading market for the Exchanges Notes and we currently have no intention to apply to list the Exchange Notes on any securities exchange or to seek their admission to trading on any automated quotation system. There can be no assurance regarding the future development of an active or liquid trading market for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Old Notes depending on many factors, including, but not limited to:
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prevailing interest rates;

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the conditions of the financial markets;

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our operating results, prospects and credit ratings;

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the prospects for companies in our industry generally;

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the number of holders of the Exchange Notes;

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the interest of securities dealers in making a market for the Exchange Notes; and

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the market for similar securities.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the outstanding amount of such Exchange Notes and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes. There can be no assurance as to the liquidity of any trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop.
An increase in market interest rates could result in a decrease in the value of the Exchange Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market value of your Exchange Notes may decline. We cannot predict the future level of market interest rates.

Service of process, enforcement of judgments and bringing of original actions in the United States may be difficult.
Amcor Flexibles North America is incorporated under the laws of Missouri in the United States and the Guarantors are incorporated under the laws of Jersey, England and Wales, and Delaware in the United States, with substantially all of their respective properties and assets located outside of, and the majority of their respective directors and executive officers and the experts named in this prospectus not residents of, the United States. As a result, you may find it difficult to effect service of process within the United States upon such directors, executive officers or experts so that you may enforce judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In general terms, service of United States proceedings on any non-United States (i.e., foreign) party (including a corporate entity) may also be subject to applicable foreign law (as well as applicable laws in the United States concerning service in a foreign jurisdiction). Likewise, service of foreign proceedings on any United States party may be subject to applicable United States law as well as any rules of the foreign court concerning service outside the court’s territorial jurisdiction. In addition, there may be doubts as to the enforceability in Jersey, and England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based solely on United States federal securities laws. See also “Enforceability of Civil Liabilities.”
A lowering or withdrawal of the credit ratings assigned to Amcor plc’s debt securities by rating agencies may adversely affect the market value of the Exchange Notes, increase Amcor plc’s future borrowing costs and reduce its access to capital.
Any credit rating assigned to Amcor plc could be lowered or withdrawn entirely by any rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the credit rating, such as adverse changes, so warrant. Real or anticipated changes in Amcor plc’s credit ratings will generally affect the market value of the Exchange Notes. Credit ratings are not recommendations to purchase, hold or sell the Exchange Notes and may be changed at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Exchange Notes.
Any future lowering of Amcor plc’s credit ratings likely would make it more difficult or more expensive for it to obtain additional debt financing. If any credit rating initially assigned to the Exchange Securities is subsequently lowered or withdrawn for any reason, you may not be able to resell your Exchange Notes without a substantial discount.
The Exchange Notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
The Exchange Notes will initially only be issued in global certificated form and held through DTC. Interests in the global notes will trade in book-entry form only, and Exchange Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of Exchange Notes. The nominee for DTC will be the sole registered holder of the global notes representing the corresponding Exchange Notes. Payments of principal, interest and other amounts owing on or in respect of the global notes representing the corresponding Exchange Notes will be made to Deutsche Bank Trust Company Americas, as paying agent, which will make payments to DTC. Thereafter, these payments will be credited to participants’ accounts that hold book-entry interests in the global notes representing the corresponding Exchange Notes and credited by such participants to indirect participants. After payment to the nominee of DTC, neither we nor the Trustee or any paying agent for the Exchange Notes will have any responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of Exchange Notes under the Indenture.
Unlike the holders of the Exchange Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or our requests for waivers or other actions from holders of the Exchange Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC. The procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on a timely basis. Similarly, upon the occurrence of an event of default under the Indenture with respect to the Exchange Notes, unless and until definitive registered Exchange Notes of that series are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC. The procedures to be implemented through DTC may not be adequate to ensure the timely exercise of rights under the Exchange Notes.
Redemption may adversely affect your return on the Exchange Notes.
The Exchange Notes are redeemable at the Issuer’s option on the conditions set out in the section entitled “Description of the Exchange Notes — Optional Redemption.” The Issuer may elect to redeem the Exchange Notes at times when prevailing interest rates are lower than when you invested. Should this occur, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equal to or higher than that applicable to the Exchange Notes being redeemed, which would adversely affect your return on the Exchange Notes.
The Issuer may not be able to repurchase the Exchange Notes upon a change of control.
In certain circumstances following a change of control, the Issuer may be required to offer to repurchase all of the outstanding Exchange Notes, at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the Exchange Notes will be Amcor plc’s available cash or cash generated from the operations of its subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. The Issuer may not be able to repurchase the Exchange Notes upon a change of control because it may not have sufficient financial resources to purchase all of the Exchange Notes that are tendered following a change of control. A failure by the Issuer to repurchase the Exchange Notes upon a change of control could cause a default under the Indenture and could lead to a cross default under Amcor plc’s other outstanding indebtedness.
Holders of the Exchange Notes may not be able to determine when a change of control giving rise to their right to have the Exchange Notes purchased has occurred following a sale of “substantially all” of the Issuer’s assets.
The definition of change of control in the Indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under New York law, the governing law of the Exchange Securities and the Indenture. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain. See “Description of the Exchange Notes — Certain Covenants — Offer to Repurchase upon Change of Control Triggering Event.”
The Indenture allows us to undertake certain transactions that may have an adverse impact on the holders of the Exchange Notes.
Under the terms of the Indenture, we are permitted to undertake certain transactions that may not be favorable to, and may have an adverse impact on, the holders of the Exchange Notes. For instance, in certain circumstances we may incur liens securing indebtedness of other creditors without providing equal security to the Exchange Notes. Additionally, among other exceptions from the covenant restricting secured indebtedness, we are permitted to incur secured indebtedness in a principal amount of up to 10% of our total tangible assets.
As such, certain assets that may be owned by us from to time may be secured in favor of creditors other than holders of the Exchange Notes, which would give such creditors priority claims in respect of such assets.
Additionally, the terms of the Indenture permit us to incur an unlimited amount of secured indebtedness so long as the Exchange Notes share equally in that security. In certain circumstances, such as a leveraged buyout or leveraged recapitalization, this may allow us to incur a substantial amount of secured indebtedness that, even if the Exchange Notes have the benefit of the same security, may have an adverse impact on the Exchange Notes. Furthermore, the terms of the Indenture also permit us to incur an unlimited amount of unsecured indebtedness.
Finally, the terms of the Indenture generally permit us to enter into sale and leaseback transactions.
There are circumstances other than repayment or discharge of the Exchange Notes under which the Exchange Guarantees will be released automatically, without your consent or the consent of the Trustee.
Under various circumstances, the Exchange Guarantees of the Exchange Notes will be released automatically. As more fully described in the Indenture, any subsidiary of Amcor plc that provides an Exchange Guarantee in respect of the Exchange Notes (a “Subsidiary Guarantor”) may be released at any time from its Exchange Guarantee without the consent of any holder of the Exchange Notes if, at such time, no default or event of default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a subsidiary of Amcor plc or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness (as defined in “Description of the Exchange Notes — Exchange Guarantees — Release of Subsidiary Guarantors”) or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Exchange Guarantee under the Indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness). If the Exchange Guarantee of any Subsidiary Guarantor is released, no holder of the Exchange Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the Exchange Notes. See “Description of the Exchange Notes — Exchange Guarantees — Release of Subsidiary Guarantors.”
Risks Related to this Exchange
You may have difficulty selling the Old Notes that you do not exchange.
If you do not exchange your Old Notes for Exchange Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes, and we will not be required to offer another opportunity for you to exchange your Old Notes for registered notes except in limited circumstances. The restrictions on transfer of your Old Notes arise because the Issuer issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Old Notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the Old Notes under the Securities Act. We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Old Notes. To the extent Old Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Old Notes would likely be adversely affected. See “Terms of the Exchange Offers — Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Old Notes.
Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offers will be substantially limited. Any Old Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Old Notes of the applicable series outstanding. Following the completion of the exchange offers, if you do not tender your Old Notes, you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Old Notes in the exchange offers for the purpose of participating in a distribution of the Exchange Notes, or resells Exchange Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Old Notes in the exchange offers for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Exchange Notes.
Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including a properly completed and duly executed letter of transmittal or an agent’s message from DTC or an Electronic Exchange Instruction from Euroclear or Clearstream, as applicable. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. The method of delivery of Old Notes and all other required documents to the exchange agent is at the election and risk of the holders of the Old Notes.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers — Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Old Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Old Notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of Old Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled, and, as such, the issuance of the Exchange Notes will not result in any increase in our indebtedness.

TERMS OF THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
Amcor Flexibles North America, the Guarantors and the representatives of the initial purchasers of the Old Notes (the “initial purchasers”) entered into the Registration Rights Agreement on March 17, 2025. Pursuant to the Registration Rights Agreement, Amcor Flexibles North America and the Guarantors agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Old Notes for the Exchange Notes with terms identical in all material respects to the Old Notes, as applicable (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act within 365 days of March 17, 2025.
Amcor Flexibles North America and the Guarantors agreed, upon the effectiveness of the registration statement of which this prospectus forms a part, to promptly commence the exchange offers and to use their commercially reasonable efforts to complete the exchange offers by the Target Registration Date. If the exchange offers are not completed on or before such date, Amcor Flexibles North America and the Guarantors must use their commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Old Notes.
After the SEC declares the registration statement of which this prospectus forms a part effective, we will offer the Exchange Notes in return for the Old Notes. Each of the exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such exchange offers to the holders of the applicable Old Notes. For each Old Note surrendered to us pursuant to an exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
Under existing SEC interpretations, Exchange Notes acquired in the exchange offers by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of Amcor Flexibles North America or the Guarantors, as such terms are interpreted by the SEC, however, broker-dealers (“participating broker-dealers”) receiving Exchange Notes in the exchange offers will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Amcor Flexibles North America and Guarantors have agreed that, starting on the date of completion of the exchange offers and ending on the close of business 180 days after such completion, it will make this prospectus available to any broker-dealer for use in connection with any such resale.
A holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes in the exchange offers will be required to represent that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate”

(within the meaning of Rule 405 under the Securities Act) of Amcor Flexibles North America or the Guarantors, (4) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Resale of Exchange Notes
Based on a series of no-action letters of the staff of the SEC issued to third parties, the Exchange Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes can make the representations set forth below under “Procedures for Tendering the Old Notes.” However, if such holder intends to participate in a distribution of the Exchange Notes, is a broker-dealer that acquired the Old Notes directly from us for its own account in the initial offering of the Old Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of Amcor Flexibles North America or the Guarantors as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Old Notes. See below under the caption “— Consequences of Failure to Exchange.”
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The agent’s message states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Amcor Flexibles North America and Guarantors have agreed that, starting on the date of completion of the exchange offers and ending on the close of business 180 days after such completion, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.
The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.
The exchange offers are not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and described below under “— Procedures for Tendering the Old Notes,” we will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration time. Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of Exchange Notes in exchange for a corresponding principal amount of Old Notes surrendered in the exchange offers. In exchange for each Old Note surrendered in the exchange offers, we will issue Exchange Notes with a like principal amount.
Other than the restrictions on transfer, registration rights and additional interest provisions, the terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes. The Exchange Notes are new securities and there are currently no established trading markets for any series of the Exchange Notes. We do not intend to apply to list the Exchange Notes on any securities exchange or to seek their admission to trading on any automated quotation system.
The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Old Notes.

Consequently, each series of Exchange Notes and the corresponding Old Notes will be treated as a single series of debt securities under the Indenture.
The exchange offers are not conditioned upon any minimum aggregate principal amount of Exchange Notes being tendered for exchanges and are not conditioned on each other.
Except as described in “Book-Entry, Delivery and Form,” the Exchange Notes will be issued in the form of a global note registered in the name of the DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.” Except as described under “Book-Entry, Delivery and Form,” the Exchange Notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream.
We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
We will be deemed to have accepted for exchange properly tendered Old Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreement, we expressly reserve the right to amend or terminate any of the exchange offers, and to not accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions to the Exchange Offers.”
Amcor Flexibles North America and the Guarantors will pay all charges and expenses, other than those brokerage commissions and transfer taxes, if any, described below, in connection with the exchange offers. It is important that you read the section labeled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.
Expiration Time; Extensions; Amendments
Each of the exchange offers will expire at 5:00 p.m., New York City time, on            , 2025, unless, in our sole discretion, we extend the expiration time of such exchange offer.
In order to extend any of the exchange offers, we will notify the exchange agent in writing of any extension of such exchange offer. We will notify in writing or by public announcement the registered holders of the applicable Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
We expressly reserve the right, in our sole discretion:
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to delay accepting for exchange any Old Notes due to an extension of the relevant exchange offer(s);

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to extend any of the exchange offers or to terminate any of the exchange offers and to refuse to accept applicable Old Notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

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subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If we amend any of the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Old Notes of such amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of these exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Old Notes. In addition, we will extend the relevant exchange offer(s) for an additional five to 10 business days as required by the Exchange Act, depending on the significance of the amendment, if the applicable exchange offers would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.
Conditions to the Exchange Offers
Notwithstanding any other terms of the exchange offers, we will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and we may terminate any of the exchange offers as provided in this prospectus before accepting any Old Notes for exchange, if we determine in our sole discretion:
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such exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

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any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to such exchange offer.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made the representations described in “Terms of the Exchange Offers — Procedures for Tendering the Old Notes” and in “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Exchange Notes under the Securities Act.
We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, we may delay acceptance of any Old Notes by giving written notice of such extension to the registered holders of the relevant Old Notes as promptly as practicable. During any such extensions, all relevant Old Notes previously tendered will remain subject to the applicable exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.
We expressly reserve the right to amend or terminate any of the exchange offers, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all relevant Old Notes and not only to particular relevant Old Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Old Notes tendered, and will not issue Exchange Notes in exchange for any such Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering the Old Notes
Except as described below, a holder tendering Old Notes must, prior to 5:00 p.m., New York City time, on the expiration date:

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transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, at the address listed below under “— Exchange Agent;” or

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if Old Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.

Transmittal will be deemed made only when actually received or confirmed by the exchange agent. The exchange agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Old Notes must make book-entry delivery of the Old Notes by causing DTC to transfer those Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “— Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
If the holder is a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange are tendered:
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by a registered holder of the Old Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

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for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible institution. An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.
If the letter of transmittal is executed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by the Old Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Old Notes will be determined by us in our sole discretion, and our determination will be final and binding.
The method of delivery of Old Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Old Notes to anyone other than the exchange agent.
We will reasonably determine all questions as to the validity, form and eligibility of Old Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Old Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Old Note before the expiration date. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured before the expiration date of the applicable exchange offer. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of the Old Notes. Neither we, the exchange agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.
By tendering all or a portion of its Old Notes, each holder of Old Notes will represent, among other things, that:
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it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

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the Exchange Notes will be acquired in the ordinary course of its business;

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it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

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it is not a broker-dealer that purchased any of the Old Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

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if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

The “Direct Participant” means each direct account holder with any relevant clearing system and as shown in the records of such relevant clearing system as being a holder of Old Notes.
Acceptance of Old Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration date, all relevant Old Notes validly tendered. We will issue the Exchange Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Old Notes. See “— Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offers.
In all cases, issuance of Exchange Notes for Old Notes will be made only after timely receipt by the exchange agent of:
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the certificate(s) representing the Old Notes or confirmation of book-entry transfer;

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a properly completed and duly executed letter of transmittal or an agent’s message from DTC or an Electronic Exchange Instruction from Euroclear or Clearstream, as applicable; and

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all other required documents.

Unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes promptly after the expiration of the applicable exchange offer. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Old Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Old Notes may withdraw their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the exchange agent must receive a written notice (which may be by facsimile transmission or letter) of withdrawal at one of the addresses set forth below under “— Exchange Agent,” or the holder must comply with the procedures established by the applicable clearing system, as applicable.
Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes and, if applicable, the CUSIP or Common Code numbers and total principal amount of such Old Notes) and, if applicable, specify the name in which such Old Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Old Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the Old Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Old Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at the applicable depositary to be credited if different than that of the person having tendered the Old Notes to be withdrawn.
If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.
If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable depositary to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the applicable depositary.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account of the applicable depositary according to the procedures described above, such Old Notes will be credited to an account maintained with the applicable depositary for Old Notes) promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “— Procedures for Tendering the Old Notes” above at any time prior to the expiration time.
Exchange Agent
U.S. Bank Trust Company, National Association has been appointed as exchange agent in connection with the exchange offers of the Old Notes. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:
U.S. Bank Trust Company, National Association
By Registered or Certified Mail, Overnight Delivery: Corporate Actions 111 Fillmore Ave St. Paul, MN 55107 Reference: Amcor	For Information Call: Tel. No.: (800) 934-6802	For Facsimile Transmission (for Eligible Institutions only): (651) 466-7367 Confirm by E-mail: cts.specfinance@usbank.com
Delivery to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery to the exchange agent. The website listed above and the information contained therein or connected thereto shall not be deemed to be incorporated herein.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed to pay all expenses incident to the exchange offers other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder and we will indemnify the holders of the Old Notes and the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by us. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder.
Consequences of Failure to Exchange
Holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the exchange offers will remain subject to the restrictions on transfer of such Old Notes as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Old Notes.
Generally, Old Notes of any series not tendered in the exchange offers will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the applicable exchange offer.
In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement related to the Old Notes, we do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the

Exchange Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Exchange Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
We do not currently anticipate that we will register under the Securities Act any Old Notes that remain outstanding after completion of the exchange offers. See “Risk Factors — Risks Related to this Exchange — You may have difficulty selling the Old Notes that you do not exchange.”
Accounting Treatment
We will record the Exchange Notes in our accounting records at the same carrying value as the Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers. The expenses of the exchange offers and the remaining unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Exchange Notes.
Other
Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE EXCHANGE NOTES
The Issuer issued $725,000,000 aggregate principal amount of Old 2028 Notes, $725,000,000 aggregate principal amount of Old 2030 Notes and $750,000,000 aggregate principal amount of Old 2035 Notes pursuant to an indenture, dated as of March 17, 2025 (the “Original Indenture”), among Amcor Flexibles North America, as Issuer, Amcor plc, AFUI, AGF, Amcor UK and Amcor Australia, as Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of April 30, 2025 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among Amcor Flexibles North America, as Issuer, Berry Global Group and Berry Global, as Guarantors, and the Trustee. On April 30, 2025, Amcor Australia was released from its guarantee and other obligations under the Indenture in accordance with the terms of the Indenture. The following is a summary of the material provisions of the Indenture governing the Exchange Securities. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights.
The terms of each series of Old Notes were established by or pursuant to a resolution of our board of directors and the board of directors of the Issuer and set forth or determined in the manner provided in a resolution of Amcor plc’s board of directors and the board of directors of the Issuer, in an officer’s certificate or by a supplemental indenture. The terms of the Exchange Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Exchange Securities will be subject to all those terms, and we refer prospective holders of the Exchange Securities to the Indenture and the Trust Indenture Act for a statement of those terms. Copies of the Indenture may be obtained from the Issuer or the Trustee.
The Issuer will issue the Exchange Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuer may change the paying agent and registrar without notice to holders of the Exchange Notes. It is expected that the Issuer will pay principal and interest (and premium, if any) on the Exchange Notes (and, as necessary, the Guarantors will pay such amounts in relation to the Exchange Guarantees) at the Trustee’s corporate office by wire transfer, if book-entry at DTC.
The terms of the Exchange Notes will be identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes.
General
We are offering to exchange $725,000,000 in aggregate principal amount of Old 2028 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2028 Notes (together with the Old 2028 Notes and any additional notes of such series that the Issuer may issue from time to time under the Indenture, the “2028 Notes”). The 2028 Notes bear interest at a rate of 4.800% per annum from March 17, 2025, or from the most recent date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 17 and September 17 of each year, commencing on September 17, 2025, to the persons in whose names the 2028 Notes are registered on the applicable record date, being March 2 or September 2, respectively. Interest on the 2028 Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Unless earlier redeemed in the circumstances set out below, the 2028 Notes will mature on March 17, 2028.
We are offering to exchange $725,000,000 in aggregate principal amount of Old 2030 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2030 Notes (together with the Old 2030 Notes and any additional notes of such series that the Issuer may issue from time to time under the Indenture, the “2030 Notes”). The 2030 Notes bear interest at a rate of 5.100% per annum from March 17, 2025, or from the most recent date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 17 and September 17 of each year, commencing on September 17, 2025, to the persons in whose names the 2030 Notes are registered on the applicable record date, being March 2 or September 2, respectively. Interest on the 2030 Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Unless earlier redeemed in the circumstances set out below, the 2030 Notes will mature on March 17, 2030.
We are offering to exchange $750,000,000 in aggregate principal amount of Old 2035 Notes properly tendered and not withdrawn in the exchange offers for a like amount of Exchange 2035 Notes (together with the Old 2035 Notes and any additional notes of such series that the Issuer may issue from time to time under the Indenture, the “2035 Notes”). The 2035 Notes bear interest at a rate of 5.500% per annum from March 17, 2025, or from the most recent date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 17 and September 17 of each year, commencing on September 17, 2025, to the persons in whose names the 2035 Notes are registered on the applicable record date, being March 2 or September 2, respectively. Interest on the 2035 Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Unless earlier redeemed in the circumstances set out below, the 2035 Notes will mature on March 17, 2035.
Interest on the Exchange Notes will accrue from and including the most recent interest payment date or, if no interest has been paid, from the issue date of the Old Notes. In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, the Exchange Notes or the date fixed for redemption or repurchase of the Exchange Notes, shall not be a Business Day, then payment of the principal amount, premium, if any, or interest, including any Additional Amounts payable in respect thereto, may be made on the next succeeding Business Day with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, and no interest shall accrue for the period after such date.
Further Issuances
The Indenture provides that the Exchange Notes may be issued from time to time without limitation as to aggregate principal amount. Therefore, in the future, the Issuer may, without the consent of the holders of the applicable Exchange Notes, create and issue under the Indenture additional debt securities having the same terms and conditions as the Exchange Notes (except for the issue date and, under certain circumstances, the first date of interest accrual, the first interest payment date and terms relating to restrictions on transfer or registration rights), provided that if such additional debt securities are not fungible with the Exchange Notes for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number from the Exchange Notes. We refer to any such additional debt securities, as “Additional Notes”. Any Additional Notes of a series, including any Old Notes of a series that remain outstanding after completion of the relevant exchange offer, will form a single series of debt securities with the Exchange Notes.
Payment and Paying Agents
The principal of, and any interest on, the Exchange Notes will be payable by wire transfer for global securities to the address of the person entitled to the payment as it appears in the security register maintained by the Trustee in accordance with the Indenture. Any interest payments will be made to the persons in whose name the Exchange Notes are registered at the close of business on the record date immediately preceding the applicable interest payment date for such Exchange Notes.
The corporate trust office of the Trustee in The City of New York will be designated as the Issuer’s sole paying agent for payments with respect to the Exchange Notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
All moneys paid by the Issuer or the Guarantors to a paying agent for the payment of the principal or of any premium or interest on any Exchange Notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Issuer or the applicable Guarantors and the holder of such Exchange Notes thereafter may look only to the Issuer or the applicable Guarantors for payment thereof.
Exchange Guarantees
Under the Exchange Guarantees, each of Amcor plc, AFUI, AGF, Amcor UK, Berry Global Group and Berry Global will fully and unconditionally guarantee the due and punctual payment of the principal,

interest, premium (if any) and all other amounts due under the Indenture and on the Exchange Notes when the Exchange Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case, after any applicable grace periods or notice requirements, according to the terms of the Exchange Notes.
The obligations of the Guarantors under the Exchange Guarantees will be unconditional, regardless of the enforceability of the Exchange Notes, and (other than any release as described below) will not be discharged until all obligations under the Exchange Notes and the Indenture are satisfied. Holders of the Exchange Notes may proceed directly against the Guarantors under the Exchange Guarantee if an event of default affecting the Exchange Notes occurs without first proceeding against the Issuer.
Additional Subsidiary Guarantors
Amcor plc has covenanted and agreed under the Indenture that it will cause each of its Subsidiaries (other than Amcor Flexibles North America and any Subsidiary that is already a Guarantor under the Indenture) that at any time has outstanding a guarantee with respect to any Specified Indebtedness, or is otherwise an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor with respect to any Specified Indebtedness, to execute and deliver to the Trustee a supplemental indenture within 30 days of such Subsidiary guaranteeing, or otherwise becoming an obligor, a co-obligor or jointly liable with the Issuer or any applicable Guarantor in respect of, such Specified Indebtedness, pursuant to which such Subsidiary will guarantee the Exchange Notes issued under the Indenture on the same terms and subject to the same conditions and limitations as set forth in the Indenture.
Any supplemental indenture entered into in accordance with the Indenture in connection with the provision of an Exchange Guarantee by an additional Subsidiary Guarantor may include a limitation on such Subsidiary Guarantee that is required under the law of the jurisdiction in which such Subsidiary is incorporated or organized, provided that such limitation shall also be contained in any other guarantee provided by such Subsidiary in respect of any Specified Indebtedness.
Release of Subsidiary Guarantors
As more fully described in the Indenture, any Subsidiary of Amcor plc that provides an Exchange Guarantee in respect of the Exchange Notes (a “Subsidiary Guarantor”) may be released at any time from its Exchange Guarantee without the consent of any holder of the Exchange Notes if, at such time, no Default or Event of Default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a Subsidiary of Amcor plc or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Exchange Guarantee under the Indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness).
Ranking
The Exchange Notes will be unsecured obligations of the Issuer and will rank on a parity basis with all of the Issuer’s other unsecured and unsubordinated obligations, and each of the Exchange Guarantees will be an unsecured obligation of the applicable Guarantor and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantor, except, in each case, indebtedness mandatorily preferred by law.
The Exchange Notes will be effectively subordinated to any existing and future secured obligations of the Issuer to the extent of the value of the assets securing any such obligations, and since the Exchange Notes are unsecured obligations of the Issuer, in the event of a bankruptcy or insolvency, the Issuer’s secured lenders will have a prior secured claim to any collateral securing the obligations owed to such secured lenders. Each of the Exchange Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantor to the extent of the value of the assets securing such obligations, and since each of the Exchange Guarantees is an unsecured obligation of the corresponding Guarantor, in the event of bankruptcy or insolvency, each such Guarantor’s secured lenders will have a prior secured claim to any collateral securing the obligation owed to such secured lenders. As of March 31, 2025, after giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, the Issuer and the Guarantors had $2.3 billion of secured indebtedness outstanding.
The Exchange Notes and each of the related Exchange Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any subsidiary of Amcor plc (other than Amcor Flexibles North America) that does not guarantee such Exchange Notes (including any subsidiaries that Amcor plc may in the future acquire or establish to the extent they do not guarantee such Exchange Notes). Amcor plc, AFUI, AGF, Amcor UK, Berry Global Group and Berry Global will be the initial Guarantors of the Exchange Notes. See “— Exchange Guarantees.”
As of March 31, 2025, after giving effect to the Merger, the Amcor Australia Release and the net balances under our cash management programs, (i) the Issuer and the Guarantors had $13.8 billion in aggregate principal amount of total indebtedness, other than intercompany indebtedness (of which $2.3 billion was secured) and (ii) the non-guarantor subsidiaries, including joint ventures, had $215.4 million of total indebtedness (of which $111.3 million was secured). There was $1.2 billion (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility) drawn under the Credit Facility with total borrowing capacity of approximately $2.5 billion thereunder (inclusive of amounts drawn under commercial paper programs reducing the overall balance of the Credit Facility), in each case, as of March 31, 2025. For the nine months ended March 31, 2025, after giving effect to the Merger and the Amcor Australia Release, the non-guarantor subsidiaries, including joint ventures, represented 92% of Amcor plc’s net sales.
Registration of Transfer and Exchange
Subject to the limitations applicable to global notes, the Exchange Notes may be presented for exchange for other Exchange Notes of any authorized denominations and of a like tenor and aggregate principal amount or for registration of transfer by the holder thereof or his attorney duly authorized in writing and, if so required by the Issuer, the Guarantors or the Trustee, with the form of transfer thereon duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors or the Registrar (as defined below) duly executed, at the office of the Registrar or at the office of any other transfer agent designated by the Issuer or such Guarantors for such purpose. No service charge will be made for any exchange or registration of transfer of the Exchange Notes, but the Issuer or the Guarantors may require payment of a sum by the holder of an Exchange Note sufficient to cover any tax or other governmental charge payable in connection therewith.
Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar may decline to accept any request for an exchange or registration of transfer of any Exchange Note during the period of 15 days preceding the due date for any payment of interest on, principal of or any other payments on or in respect of the Exchange Notes. The Issuer and the Guarantors have appointed the Trustee as registrar (the “Registrar”) for each series of Exchange Notes. The Issuer and the Guarantors may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.
Payment of Additional Amounts
All payments of, or in respect of, principal of, and any premium and interest on, the Exchange Notes, and all payments pursuant to the Exchange Guarantees, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, the United Kingdom or any other jurisdiction in which the Issuer or the Guarantors becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the Issuer or any Guarantor makes payment on the Exchange Notes or any Exchange Guarantee (each, a “Relevant Jurisdiction”) or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the Issuer or the Guarantors, as applicable, will pay such additional amounts

(“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of the Exchange Notes of the amounts which would have been payable in respect of such Exchange Notes or Exchange Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:
(1) any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the Exchange Notes:
(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in the Relevant Jurisdiction or otherwise had some connection with the Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Exchange Notes or Exchange Guarantee;
(b) presented such Exchange Note or Exchange Guarantee for payment in any Relevant Jurisdiction, unless such Exchange Note or Exchange Guarantee could not have been presented for payment elsewhere;
(c) presented such Exchange Note or Exchange Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such Exchange Note or Exchange Guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such Exchange Note or Exchange Guarantee for payment on any day within such period of thirty (30) days; or
(d) with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a “ten percent shareholder” of the Issuer or the Guarantors, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding an Exchange Note);
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;
(3) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the Exchange Notes or the Exchange Guarantees thereof;
(4) any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder or beneficial owner of such Exchange Note or, in the case of a global note, the beneficial owner of such global note, with a timely request of the Issuer, the Guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make or provide any declaration, application or claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8ECI or W-9);
(5) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia (the “Australian Tax Act”) or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;
(6) any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the Exchange Notes to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as “FATCA”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or
(7) any combination of items (1), (2), (3), (4), (5) and (6); nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such Exchange Note or Exchange Guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment on an Exchange Note or Exchange Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Exchange Note or Exchange Guarantee.
Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any Exchange Notes (or any payments pursuant to the Exchange Guarantees thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture, and any express mention of the payment of Additional Amounts in any provisions of the Indenture shall not be construed as excluding Additional Amounts in those provisions of the Indenture where such express mention is not made.
Certain other additional amounts may be payable in respect of Exchange Notes and Exchange Guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the Issuer or the Guarantors. See “— Certain Covenants — Consolidation, Merger and Sale of Assets.”
Amcor plc’s obligations to pay Additional Amounts if and when due will survive the termination of the Indenture and the payment of all other amounts in respect of the applicable Exchange Notes.
Special Mandatory Redemption
The Old Notes (other than the Old 2028 Notes) were subject to a special mandatory redemption provision which would have applied if (i) the consummation of the Merger did not occur on or before the date that is five business days after November 19, 2025 (or such later date to which the “Outside Date” under the Merger Agreement could have been extended) (the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement was terminated, or (iii) we otherwise notified the Trustee in writing that we would not pursue the consummation of the Merger. The Merger was consummated on April 30, 2025 and, therefore, no special mandatory redemption will be applicable to the Exchange Notes.
Redemption for Changes in Withholding Taxes
If, as the result of (a) any change in or any amendment to the laws, regulations, or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to the Exchange Notes or the Guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of the Exchange Notes or the Exchange Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of the Issuer or any Guarantor, change in place of payment on the Exchange Notes or any Exchange Guarantee or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the Issuer or the applicable Guarantors would be required to pay any Additional Amounts pursuant to the Indenture or the terms of any Exchange Guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the Guarantors, a payment in respect of such interest was required to be made by the applicable Guarantor under the Exchange Guarantee thereof on such interest payment date and the applicable Guarantor would be unable, for reasons outside their control, to procure payment by the Issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer or the applicable Guarantor, the Issuer may, at its option, redeem all (but not less than all) of the corresponding Exchange Notes, upon not less than 30 nor more than 60 days’ written notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to, but not including, the date fixed for redemption; provided, however, that:
(1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Exchange Notes or the applicable Exchange Guarantee thereof then due; and
(2) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.
Prior to any such redemption, the Issuer, the applicable Guarantor or any Person with whom the Issuer or the applicable Guarantor has consolidated or merged, or to whom the Issuer or the applicable Guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a “Successor Person”), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that the Issuer, the applicable Guarantor or the Successor Person, as the case may be, believes are commercially reasonable.
Optional Redemption
Prior to the maturity date of the Exchange 2028 Notes, the Issuer may redeem the Exchange 2028 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange 2028 Notes matured on their maturity date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Exchange 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
Prior to February 17, 2030 (1 month prior to their maturity date) (the “Exchange 2030 Notes Par Call Date”), the Issuer may redeem the Exchange 2030 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange 2030 Notes matured on the Exchange 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Exchange 2030 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Exchange 2030 Notes Par Call Date, the Issuer may redeem the Exchange 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Exchange 2030 Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.
Prior to December 17, 2034 (3 months prior to their maturity date) (the “Exchange 2035 Notes Par Call Date”), the Issuer may redeem the Exchange 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange 2035 Notes matured on the Exchange 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Exchange 2035 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Exchange 2035 Notes Par Call Date, the Issuer may redeem the Exchange 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Exchange 2035 Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Exchange Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life for a series of Exchange Notes, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Exchange Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life for a series of Exchange Notes, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date for a series of Exchange Notes equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Exchange Par Call Date for a series of Exchange Notes, as applicable. If there is no United States Treasury security maturing on the applicable Exchange Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Exchange Par Call Date for a series of Exchange Notes, one with a maturity date preceding the applicable Exchange Par Call Date and one with a maturity date following the applicable Exchange Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Exchange Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Exchange Par Call Date for a series of Exchange Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any agent shall be responsible for determining, verifying or calculating amounts payable under a notice of redemption, the redemption price or any premium and/or any adjustments to them (including, any accrued and unpaid interest, if any) and the Trustee and the agents will not be responsible to the holders or any other person for any loss or liability arising from any failure by them to do so.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed. Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.
In the case of a partial redemption, selection of the Exchange Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Exchange Notes of a principal amount of $2,000 or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to the Exchange Note will state the portion of the principal amount of the Exchange Note to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion of the Exchange Note will be issued in the name of the holder of the Exchange Note upon surrender for cancellation of the original Exchange Note. For so long as the Exchange Notes are held by DTC (or another depositary), the redemption of the Exchange Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.
Defeasance and Covenant Defeasance
The Indenture provides that the Issuer and the Guarantors, at the Issuer’s or the applicable Guarantor’s option with respect to the Exchange Notes or the Exchange Guarantees, as applicable:
(1) will be deemed to have been discharged from their respective obligations in respect of the Exchange Notes (except for certain obligations to register the transfer of or exchange such Exchange Notes, to replace stolen, lost, destroyed or mutilated Exchange Notes upon satisfaction of certain requirements (including, without limitation; providing such security or indemnity as the Trustee, the Issuer or the applicable Guarantor may require) and except obligations to pay all amounts due and owing to the Trustee under the Indenture), to maintain a paying agent and to hold certain moneys in trust for payment); or
(2) need not comply with certain restrictive covenants of the Indenture (including those described under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Consolidation, Merger and Sale of Assets”),
in each case if the Issuer or the Guarantors deposit in trust with the Trustee or its nominee (i) money in an amount, (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect of the Exchange Notes in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient to pay all the principal of, and any premium and interest (and any Additional Amounts then known) on such Exchange Notes, on the dates such payments are due in accordance with the terms of the Indenture and such Exchange Notes.
In the case of discharge pursuant to clause (1) above, the Issuer or the applicable Guarantor, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that (a) the Issuer or the applicable Guarantor, as the case may be, has received from, or there has been published by, the IRS, a ruling or (b) since the original issue date of the Exchange Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the Exchange Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (1) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. In the case of discharge pursuant to clause (2) above, the Issuer or the applicable Guarantor, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that the holders of the Exchange Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (2) above and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.
No Public Market
Currently, there is no public market for the Exchange Notes and Amcor Flexibles North America currently has no intention to apply to list the Exchange Securities on any securities exchange or to seek their admission to trading on any automated quotation system.
Governing Law
The Indenture is, and the Exchange Securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
Deutsche Bank Trust Company Americas (“Deutsche Bank”) is the Trustee under the Indenture. Among other things, the Indenture provides that the Issuer and the Guarantors will jointly and severally indemnify the Trustee, its directors, officers and employees against any claim, loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct of the Trustee in connection with the acceptance or administration of the trust created by the Indenture.
The Issuer and the Guarantors have commercial deposits and custodial arrangements with Deutsche Bank or its affiliates and may have borrowed money from Deutsche Bank or its affiliates in the normal course of business. The Issuer and the Guarantors may enter into similar or other banking relationships with Deutsche Bank or its affiliates in the future in the normal course of business. Deutsche Bank may also act as trustee with respect to other debt securities issued by the Issuer and the Guarantors.
Offers to Purchase; Open Market Purchases
Neither the Issuer nor any of the Guarantors is required to make any sinking fund payments or any offers to purchase with respect to the Exchange Notes or the Exchange Guarantees. The Issuer or the Guarantors may at any time and from time to time purchase Exchange Notes in the open market or otherwise.
Certain Covenants
Pursuant to the Indenture, the Issuer and each of the Guarantors have covenanted and agreed as follows.

Offer to Repurchase upon Change of Control Triggering Event
The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Exchange Notes in accordance with their terms, each holder of the Exchange Notes will have the right to require the Issuer to purchase all or a portion of such holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the Exchange Notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, a notice to each holder of the Exchange Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Exchange Notes electing to have Exchange Notes purchased pursuant to a Change of Control Offer will be required to surrender their Exchange Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Exchange Note completed, to the Trustee at the address specified in the notice, or transfer their Exchange Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all corresponding Exchange Notes properly tendered and not withdrawn under its offer.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Limitation on Liens
Pursuant to the Indenture, for so long as any of the Exchange Notes or any of the Exchange Guarantees are outstanding, Amcor plc will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, “assets”) of Amcor plc or such Subsidiary, to secure any Indebtedness, unless the Exchange Notes and applicable Exchange Guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:
(a) Liens on assets securing Indebtedness of Amcor plc or such Subsidiary outstanding on the date of the Indenture;
(b) Liens on assets securing Indebtedness owing to Amcor plc or any Subsidiary (other than a Project Subsidiary);
(c) Liens existing on any asset prior to the acquisition of such asset by Amcor plc or any Subsidiary after the original issue date of the Exchange Notes, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, and (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset;
(d) Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the Exchange Notes that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of Amcor plc or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), and (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated);
(e) Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after- acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;
(f) Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of Amcor plc or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to Amcor plc or any Subsidiaries personally or to any other property of Amcor plc or any Subsidiary;
(g) Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that:
(i) such Lien applies only to the assets that are the subject of such import or export contract; and
(ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;
(h) Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;
(i) any Lien created in favor of co-venturers of Amcor plc or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;
(j) Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

(k) Liens arising by operation of law in the ordinary course of business of Amcor plc or any Subsidiary;
(l) Liens created by Amcor plc or any Subsidiary over a Project Asset of Amcor plc or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Amcor plc or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Amcor plc or such Subsidiary;
(m) Liens arising under any netting or set-off arrangement entered into by Amcor plc or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Amcor plc or any Subsidiary;
(n) Liens incurred in connection with any extension, renewal, replacement or refunding (together, a “refinancing”) of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an “Existing Security”), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);
(o) any Lien arising as a result of a Change in Lease Accounting Standard; and
(p) other Liens by Amcor plc or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of Amcor plc and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.
There are no restrictions in the Indenture limiting the amount of unsecured Indebtedness that Amcor plc or any of its Subsidiaries may have outstanding at any time.
Consolidation, Merger and Sale of Assets
The Indenture provides that for so long as any of the Exchange Notes of any series issued thereunder or Exchange Guarantees thereunder are outstanding, neither the Issuer nor any Guarantor may consolidate with or merge into any other Person that is not the Issuer or a Guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not the Issuer or a Guarantor, unless:
(1) any Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or to whom the Issuer or such Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is the Issuer or any other applicable Guarantor or assumes by supplemental indenture the Issuer’s or such Guarantor’s obligations, as the case may be, on such Exchange Notes or such Exchange Guarantees, as applicable, and under the Indenture (including any obligation to pay any Additional Amounts);
(2) immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the Issuer or any applicable Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
(3) any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture:

(a) to indemnify the holder of each such Exchange Note and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and
(b) that all payments pursuant to such Exchange Notes or such Exchange Guarantees in respect of the principal of and any premium and interest on such Exchange Notes, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts (“Successor Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of an Exchange Note of such series of the amounts which would have been received pursuant to such Exchange Notes or such Exchange Guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by Amcor Flexibles North America or the applicable Guarantors of Additional Amounts in respect of such Exchange Notes or such Exchange Guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see “— Payment of Additional Amounts”); and
(4) certain other conditions are met.
The foregoing provisions would not necessarily afford holders of the Exchange Notes protection in the event of highly leveraged or other transactions involving the Issuer or the applicable Guarantors that may adversely affect holders of the Exchange Notes.
Events of Default
An “Event of Default” is defined in the Indenture, with respect to the Exchange Notes, as:
(a) a default in the payment of any principal of, or any premium on, the Exchange Notes when due, whether at maturity, upon redemption, pursuant to a Change of Control Offer or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;
(b) a default in the payment of any interest or any Additional Amounts due and payable on the Exchange Notes and the continuance of such default for a period of 30 days;
(c) a default in the performance or breach of any other covenant, obligation or agreement of Amcor Flexibles North America or any Guarantor in the Indenture with respect to the Exchange Notes or applicable Exchange Guarantee and the continuance of such default or breach for a period of 90 days, after written notice of such default has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Exchange Notes outstanding;
(d) (i) any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) of Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (ii) Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (iii) any security given by Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) is enforced or (iv) default is made (after the expiration of any applicable grace period) by Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least $150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;
(e) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of Amcor plc or any applicable Principal Subsidiary to enforce such judgment;
(f) any applicable Exchange Guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by Amcor Flexibles North America or any applicable Guarantor not to be valid or enforceable, or any applicable Exchange Guarantee is denied or disaffirmed in writing by Amcor Flexibles North America or any applicable Guarantor, except, in each case, as permitted in accordance with the terms of the Indenture; and
(g) certain events of bankruptcy or insolvency with respect to Amcor Flexibles North America, any applicable Guarantor or any applicable Principal Subsidiary, as more fully set out in the Indenture.
If an Event of Default (other than certain events of bankruptcy or insolvency) with respect to the Exchange Notes occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Exchange Notes may declare the principal amount of such Exchange Notes to be due and payable immediately, by a notice in writing to Amcor Flexibles North America with a copy to the applicable Guarantors (and to the Trustee if given by holders).
Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable. If certain Events of Default triggered by certain events of bankruptcy or insolvency occur and are continuing, the principal of, Additional Amounts, if any, and any accrued interest on the Exchange Notes then outstanding shall become immediately due and payable; provided, however, that any time after a declaration of acceleration with respect to the Exchange Notes has been made and before a judgment for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the Exchange Notes at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the Exchange Notes, other than the non-payment of the accelerated principal or interest, have been cured or waived as provided in the Indenture and certain other actions have been taken by Amcor Flexibles North America or an applicable Guarantor.
The foregoing provision shall be without prejudice to the rights of each individual holder to initiate an action against Amcor Flexibles North America or the applicable Guarantors for payment of any principal, Additional Amounts, and/or interest past due on any corresponding debt securities, as the case may be.
Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Exchange Notes, unless among other things, such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect of the Exchange Notes.
No holder of Exchange Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder (in each case to the extent otherwise permitted by applicable law), unless:

(a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Exchange Notes;
(b) the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes have made a written request, and such holder or holders have offered indemnity satisfactory to the Trustee to institute such proceeding on behalf of the holders; and
(c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Exchange Notes a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer.
Such limitations do not apply, however, to a suit instituted by a holder of Exchange Notes for the enforcement of payment of the principal of or interest on such Exchange Notes on or after the applicable due date specified in such Exchange Notes.
Modification and Waiver
There are three types of changes the Issuer can make to the Indenture and the Exchange Notes.
If any Additional Notes of any series are issued under the Indenture, then such Additional Notes, together with the Exchange Notes of such series and the Old Notes of such series that remain outstanding after completion of the relevant exchange offer, will be treated together as one class for purposes of determining whether the consent or approval of holders of a specified percentage has been obtained.
Changes Requiring Unanimous Approval
First, there are the following changes, which the Issuer cannot make to a series of Exchange Notes or the Indenture without the specific consent of the holder of each outstanding Exchange Note affected thereby:
•
Change the stated maturity of, or any instalment of, the principal, premium (if any) or interest on the Exchange Notes of such series or the rate of interest on the Exchange Notes of such series or change the Issuer’s obligation to pay Additional Amounts on the Exchange Notes of such series, as described above under the section entitled “— Payment of Additional Amounts.”

•
Change the place or currency of payment on the Exchange Notes of such series.

•
Impair the ability of any holder of the Exchange Notes of such series to sue for payment.

•
Reduce the amount of principal payable upon acceleration of the maturity of the Exchange Notes of such series following an Event of Default.

•
Reduce any amounts due on the Exchange Notes of such series.

•
Reduce the aggregate principal amount of the Exchange Notes of such series the consent of the holders of which is needed to modify or amend the Indenture.

•
Reduce the aggregate principal amount of the Exchange Notes of any series the consent of the holders of which is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults.

•
Modify in a way that adversely affects holders any other aspect of the provisions dealing with modification or waiver under the Indenture.

•
Modify in a way that adversely affects holders the terms and conditions of the applicable Guarantors’ payment obligations (including with respect to Additional Amounts) under the Exchange Notes of such series.

•
Waive a default or an Event of Default in the payment of principal of, or interest or premium, if any, on the Exchange Notes of such series (except a rescission of acceleration of the Exchange Notes of any series by the holders of at least a majority in aggregate principal amount of the outstanding Exchange Notes of such series, and a waiver of the payment default that resulted from such acceleration).

•
Subordinate the Exchange Notes of any series or the Exchange Guarantees thereof to any other obligation of the Issuer or any of the applicable Guarantors.

•
Release any applicable Exchange Guarantee (other than in accordance with the Indenture).

•
Change any of the provisions set forth above requiring the consent of the holders of the applicable Exchange Notes.

Changes Requiring Majority Approval
With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes of each series affected thereby, the Issuer and the Trustee may modify the Indenture or the Exchange Notes of such series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Exchange Notes; provided that the Issuer cannot obtain a waiver of a payment default or any change in respect of the Indenture or the Exchange Notes of such series listed under “— Changes Requiring Unanimous Approval” without the consent of each holder of applicable Exchange Notes to such waiver or change.
Changes Not Requiring Approval
The third type of change does not require any vote or consent by holders of an applicable series of Exchange Notes. This type is limited to clarifications and certain other changes as specified in the Indenture that would not adversely affect holders of the Exchange Notes of such series in any material respect, including conforming the provisions of any Indenture to the disclosure set forth in this prospectus.
Further Details Concerning Voting / Consenting
When taking a vote or obtaining a consent, the Issuer will use the principal amount that would be due and payable on the voting date, if the maturity of the corresponding Exchange Notes of such series were accelerated to that date because of an Event of Default.
Exchange Notes of an applicable series will not be considered outstanding, and therefore not eligible to vote, if the Issuer has deposited or set aside in trust for you money for their payment or redemption, or if such Exchange Notes have been cancelled by the Trustee or delivered to the Trustee for cancellation.
The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Exchange Notes that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders of Exchange Notes. If the Issuer or the Trustee sets a record date for a vote or other action to be taken by holders of the Exchange Notes of any series, that vote or action may be taken only by persons who are holders of such outstanding Exchange Notes on the record date and must be taken within 180 days following the record date or a shorter period that such Issuer may specify (or as the Trustee may specify, if it set the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all Exchange Notes issued thereunder, when:
(1) either:
(a) all Exchange Notes under such Indenture that have been authenticated and delivered, except lost, stolen or destroyed Exchange Notes under such Indenture that have been replaced or paid and applicable series of Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, have been delivered to the Trustee for cancellation; or
(b) all Exchange Notes under such Indenture that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and, in each case the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such Exchange Notes, cash in US dollars, not-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable series of Exchange Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the maturity date or redemption date, as the case may be;
(2) no default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;
(3) the Issuer has paid or caused to be paid all sums payable by it under the Indenture including all amounts due and payable to the Trustee; and
(4) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the applicable series of Exchange Notes at its maturity date or redemption date, as the case may be.
In addition, the Issuer must deliver to the Trustee an officer’s certificate of one of its responsible officers and an opinion of counsel reasonably acceptable to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Antecedent Transactions and Other Limitations
United States
Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•
intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.
The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required, to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, the Issuer and each Guarantor believes that the Exchange Guarantees are being incurred for proper purposes and in good faith and that each Guarantor, after giving effect to its Exchange Guarantee of the Exchange Notes, will not be insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay those debts as they mature. There can be no assurance, however, that a court passing on such question would reach the same conclusions.
Jersey
Under Article 17 of the Bankruptcy (Désastre) (Jersey) Law 1990, as amended (the “Jersey Bankruptcy Law”) and Article 176 of the Companies (Jersey) Law 1991 (the “Jersey Companies Law”), the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared “en désastre”) or liquidator (in the case of a creditors’ winding up, a procedure which is instigated by shareholders not creditors), set aside a guarantee entered into by a company with any person at an undervalue. There is a five year look back period from the date of commencement of the winding up or declaration of “désastre” during which guarantees are susceptible to examination pursuant to this rule. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent unless a beneficiary of the transaction was a connected person or associate of the company, in which case there is a presumption of insolvency and the connected person must demonstrate the Jersey company was not insolvent when it entered the transaction in such proceedings.
Under Article 17A of the Jersey Bankruptcy Law and Article 176A of the Jersey Companies Law, the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared “en désastre”) or liquidator (in the case of a creditors’ winding up), set aside a preference (including a guarantee) given by the company to any person. There is a 12 month look back period from the date of commencement of the winding up or declaration of “désastre” during which guarantees are susceptible to examination pursuant to this rule.
A guarantee will constitute a preference if it has the effect of putting a creditor of the Jersey company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into an insolvent winding up) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the guarantee constituted such a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given. However, for the court to do so, it must be shown that in deciding to give the preference the Jersey company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent at the relevant time and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the guarantee was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that the company was not influenced by such a desire.
In addition to the Jersey statutory provisions referred to above, there are certain principles of Jersey customary law (for example, a Pauline action) under which dispositions of assets with the intention of defeating creditors’ claims may be set aside.
England and Wales
English insolvency and corporate law create certain limitations on the Exchange Notes and on the Exchange Guarantees; such laws may not be as favorable to investors as United States or other insolvency laws. The application of such laws could adversely affect the validity and enforceability of the Exchange Notes and the Exchange Guarantees or limit the amounts that investors may receive if the Issuer or a Guarantor were to enter English insolvency or restructuring proceedings. The outcome of such proceedings cannot be predicted with certainty.
Administration
Under the U.K. Insolvency Act 1986 (the “Insolvency Act”), administration proceedings are available in respect of any company incorporated in an EEA member state, in addition to a company registered under the Companies Act 2006 in England and Wales or Scotland, a company not incorporated in an EEA member state but with its “center of main interests” (COMI) in a European Union member state (other than Denmark) or in the United Kingdom, and a company (wherever it is incorporated) with its COMI in the UK or with its COMI in a European Union member state (other than Denmark) and an establishment in the UK.
The purpose of an administration comprises three objectives, each of which must be considered successively: rescuing the company as a going concern or, if that is not reasonably practicable, achieving a better result for the company’s creditors as a whole than would be likely if the company were wound up (without first being in administration) or, if neither of those objectives is reasonably practicable, and the interests of the creditors as a whole are not unnecessarily harmed thereby, realizing property to make a distribution to one or more secured or preferential creditors. The order of priority which applies to any distribution to creditors is set out below (see “Onset of Insolvency” below). An administrator must attempt to achieve the objectives of administration in order, unless (s)he thinks it is not reasonably practicable to achieve the primary objective, or that the secondary objective would achieve a better result for the company’s creditors as a whole. The administrator cannot pursue the third objective unless (s)he thinks either the first or the second objective is unachievable and that it will not unnecessarily harm the interests of the creditors of the company as a whole to pursue the third objective.
Certain rights of creditors, including secured creditors, are curtailed in an administration. Upon the appointment of an administrator, a statutory moratorium is imposed and no step may be taken to enforce security over the company’s property except with the consent of the administrator or the permission of the court (although certain creditors of a company in administration may, in certain defined circumstances, be able to realize their security over certain of that company’s property notwithstanding the statutory moratorium). The same requirements for consent or permission apply to the institution or continuation of legal process (including legal proceedings, execution, distress and diligence) against the company or property of the company. In either case, a court will consider discretionary factors in determining any application for leave in light of the hierarchy of statutory objectives of administration described above.
Accordingly, if the Issuer or a Guarantor were to enter into administration, the Exchange Notes and the Exchange Guarantees, as applicable, may not be enforceable while the relevant company was in administration without the permission of the court or consent of the administrator (which may not be forthcoming). In addition, an administrator is given wide powers to conduct the business and, subject to certain requirements under the Insolvency Act, dispose of the property of a company in administration.
Administrative Receivership
If a company grants a “qualifying floating charge” to a party for the purposes of English insolvency law, that party will be able to appoint an administrator using the out of court process (subject to any prior qualifying floating charge). That party will also be able to appoint an administrative receiver if the qualifying floating charge falls within one of the exceptions under the Insolvency Act (as amended by the Enterprise Act 2002) to the prohibition on the appointment of administrative receivers.
In order to constitute a qualifying floating charge, the floating charge must be created by an instrument which: (a) states that the relevant statutory provision applies to it (paragraph 14 of Schedule B1 of the Insolvency Act); (b) purports to empower the holder to appoint an administrator of the company; or (c) purports to empower the holder to appoint an administrative receiver within the meaning given by Section 29(2) of the Insolvency Act. A party will be the holder of a qualifying floating charge if such floating charge security, together (if necessary) with other forms of security, relates to the whole or substantially the whole of the property of the relevant company and at least one such security interest is a qualifying floating charge.
The most relevant exception to the prohibition on the appointment of an administrative receiver is the exception relating to “capital market arrangements” (as defined in the Insolvency Act), which may apply if the issue of the Exchange Notes creates a debt of at least £50 million for the relevant company during the life of the arrangement and the arrangement involves the issue of a “capital markets investment” (which is defined in the Insolvency Act, and generally includes rated, listed or traded debt instruments, and debt instruments designed to be rated, listed or traded).

Fixed charge receivership
A fixed charge receiver (as opposed to an administrative receiver, who is appointed under certain floating charges — see “Administrative receivership” above) may be appointed over some or all of the assets secured by a fixed charge in accordance with the terms of a security document creating a fixed charge or (in limited circumstances) pursuant to statute. If appointed under the terms of a security agreement, grounds for appointment under the terms of the charge (such as a default) must exist and the charging company must have failed to satisfy the demand made for an appointment to take place. A fixed charge receiver can be appointed in parallel to a liquidator.
The primary duty of the fixed charge receiver is to realize the assets over which (s)he is appointed, meaning (s)he owes an overriding duty of care to the appointor (although the receiver owes the chargor a duty to act in good faith during the course of his or her appointment). This contrasts with the duty of an administrator, who performs his or her duties in the interests of a company’s creditors as a whole. In other words, receivership is a proprietary remedy whereas administration is a collective procedure. In realizing the charged assets, the receiver will need to obtain the best price reasonably obtainable in the circumstances. In doing so, the fixed charge receiver will be entitled to a statutory indemnity in respect of any liabilities from the realizations made of the assets of the company (and may also have the benefit of a contractual indemnity from the appointor).
To the extent the receiver has been appointed under a crystallized floating charge, amounts will be deducted from the proceeds of the realization of the charged assets to pay the Prescribed Part and any preferential creditors (see “Fixed versus floating charges” below).
Liquidation/Winding up
Liquidation is a company dissolution procedure under which the assets of a company are realized and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Insolvency Act (see “Priority of Claims on Insolvency” below). There are two forms of winding up: (a) compulsory liquidation, by order of the court and (b) members’ voluntary liquidation or creditors’ voluntary liquidation, in each case by resolution of the company’s members. The difference between the two latter proceedings is the solvency of the company in question; in a members’ voluntary liquidation, the directors of the company swear a statutory declaration as to the company’s solvency over a following period not exceeding 12 months. The primary ground for the compulsory winding up of an insolvent company is that it is unable to pay its debts (as defined in Section 123 of the Insolvency Act). A creditor’s voluntary liquidation (other than as an exit from administration) is initiated by a resolution of the members, not the creditors, but once in place is subject to some degree of control by the creditors.
The effect of a compulsory winding up differs in a number of respects from that of a voluntary winding up. In a compulsory winding up, under Section 127 of the Insolvency Act, any disposition of the relevant company’s property made after the commencement of the winding up is, unless sanctioned by the court, void. However, this will not apply to any property or security interest subject to a disposition or otherwise arising under a financial collateral arrangement under the Financial Collateral Regulations and will not prevent a close out netting provision taking effect in accordance with its terms. Subject to certain exceptions, when an order is made for the winding up of a company by the court, it is deemed to have commenced from the time of the presentation of the winding up petition. Once a winding up order is made by the court, a stay of all proceedings against the company will be imposed. No legal action may be continued or commenced against the company without permission of the court and subject to such terms as the court may impose.
In the context of a voluntary winding up however, there is no equivalent to the retrospective effect of a winding up order; the winding up commences on the passing of the member’s resolution to wind up. As a result, there is no equivalent of Section 127 of the Insolvency Act. There is also no automatic stay in the case of a voluntary winding up — it is for the liquidator, or any creditor or shareholder of the company, to apply for a stay. This is important because it means secured creditors can go ahead and enforce their security.
A liquidator has the power to bring or defend legal proceedings on behalf of the company, to carry on the business of the company as far as it is necessary for its beneficial winding up, to sell the company’s property and execute documents in the name of the company and to challenge antecedent transactions (see “— Challenges to Guarantees and Security” below).
Company Voluntary Arrangements
Pursuant to Part I of the Insolvency Act, a company (by its directors or its administrator or liquidator as applicable) may propose a company voluntary arrangement (“CVA”) to the company’s shareholders and creditors which entails a compromise, or other arrangement, between the company and its creditors, typically a rescheduling or reducing of the company’s debts. Provided that the proposal is approved by the requisite majority of creditors by way of a decision procedure, it will bind all unsecured creditors who were entitled to vote on the proposal. A CVA cannot affect the right of a secured creditor to enforce its security, except with its consent. Though it does not result in the insolvency of a company, a CVA is implemented under the supervision of an insolvency practitioner who will act as the nominee before the CVA proposals are approved, and as the supervisor afterwards. CVAs may also be used as a tool alongside a formal insolvency procedure such as administration in order to implement a compromise between the debtor company and its creditors.
A company is eligible to propose a CVA if it is (i) registered under the Companies Act 2006 (or the preceding legislation) in England and Wales or Scotland (ii) if it is incorporated in a member state of the European Economic Area or (iii) if the company is not incorporated in a member state of the European Economic Area but has its “center of main interests” in a member state of the European Union (other than Denmark) or in the United Kingdom.
In order for the CVA proposal to be passed, it must be approved by at least 75 per cent. (by value) of the company’s creditors who respond in the decision procedure, and no more than 50 per cent. (by value) of unconnected creditors may vote against it. Shareholders of the company are also asked to vote on the CVA but, whether or not they vote in favor, the CVA will be implemented if the requisite majority of creditors approve the proposal. Secured debt cannot be voted in a CVA except to the extent that it is unsecured. A secured creditor who proves in the CVA for the whole of its debt may be deemed to have given up its security. Unlike an administration proceeding, a CVA does not trigger a moratorium of claims or proceedings.
Scheme of Arrangement
A scheme of arrangement is a statutory procedure pursuant to Part 26 of the Companies Act 2006, which permits a company to enter into an arrangement or compromise with its members or creditors (or any class of them). The English courts have jurisdiction to sanction a scheme of arrangement that effects a compromise of a company’s liabilities with respect to its creditors (or any class of its creditors) where such company is liable to be wound up under the Insolvency Act which, in the context of a non-English company, requires a “sufficient connection” to the English jurisdiction.
Before the court considers whether or not to sanction a scheme of arrangement, affected creditors will vote on the proposed compromise or arrangement in respect of their claims in a single class or in a number of classes, depending on the rights of such creditors that will be affected by the proposed scheme and any new rights that such creditors are given under the scheme. Such compromise can be proposed by the company or its creditors (although a creditor-led scheme nonetheless requires the consent of the company or its insolvency officeholders). If a simple majority in number representing 75 per cent. or more by value of those creditors present and voting at the meeting(s) of each class of creditors vote in favor of the proposed scheme, irrespective of the terms and approval thresholds contained in the finance documents, then that scheme will (subject to the sanction of the court) be binding on all affected creditors, including those affected creditors who did not participate in the vote and those who voted against the scheme. The scheme then needs to be sanctioned by the court at a sanction hearing at which the court will review the fairness of the scheme and consider whether it is reasonable. The court has discretion as to whether to sanction the scheme as approved, make an order conditional upon modifications being made to the scheme or decline to sanction the scheme. In certain circumstances, a scheme of arrangement can also result in the compromise of guarantees in order to ensure its effectiveness. Unlike an administration proceeding, the commencement of a scheme of arrangement does not trigger a moratorium of claims or proceedings.

Restructuring Plan
A restructuring plan is a statutory procedure pursuant to Part 26A of the Companies Act 2006, which permits a company to enter into an arrangement or compromise with its members or creditors (or any class of them). The English courts have jurisdiction to sanction a restructuring plan where the plan company is liable to be wound up under the Insolvency Act, which, in the context of a non-English company, requires a “sufficient connection” to the English jurisdiction. As with a scheme of arrangement, a restructuring plan may be proposed by the company or other stakeholders (including creditors, shareholders, administrators or liquidators). The consent of the company (or its insolvency officeholders) is required if the plan is proposed by a creditor or shareholder.
The restructuring plan is available as an option to both solvent and insolvent companies; the company need only have encountered, or be likely to encounter, financial difficulties that are affecting, or will or may affect, its ability to carry on business as a going concern.
The process closely resembles that of schemes of arrangement. At the first hearing, the court will examine the constitution of classes as proposed by the plan proponent. Creditors and members whose rights would be affected by the compromise or arrangement must be permitted to participate in the relevant stakeholder meetings, unless they have been excluded by reason of having no genuine economic interest in the company. Subject to the requisite voting thresholds being met, at a second hearing, the court will consider if the necessary requirements have been met (including the requirements for binding a dissenting class, if applicable) and will consider whether to sanction the restructuring plan.
For a class of stakeholders to approve the plan, at least 75% in value, of those voting, must vote in favor. The plan may still be confirmed by the court even where certain classes do not vote in favor, provided the court is satisfied that:
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no member of a dissenting class would be any worse off under the plan than they would be in the event of the ‘relevant alternative’ (being whatever the court considers would be most likely to occur in relation to the company if the plan were not sanctioned); and

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at least one class who would receive a payment, or have a genuine economic interest in the company, in the event of the relevant alternative has voted in favor of the plan.

The court retains discretion as to whether to sanction the plan. Unlike an administration proceeding, the commencement of a restructuring plan does not trigger a moratorium on claims or proceedings.
As with a scheme of arrangement, where a convening application is made within 12 weeks after the end of a standalone moratorium (see “Moratoriums” below), any creditors in respect of ‘moratorium debts’ and ‘priority pre moratorium debts’ may not participate in the vote and may not be compromised under the restructuring plan without their consent.
Stakeholders’ rights following confirmation of a restructuring plan will be as provided for in the plan. If a company were subsequently to enter an insolvency procedure following a restructuring plan, the rights and claims of any stakeholders bound by the plan would be as set out in the plan. Any debt forgiveness would therefore be binding in the subsequent insolvency proceedings.
Priority of Claims on Insolvency
One of the primary functions of liquidation (and, where the company cannot be rescued as a going-concern, one of the possible functions of administration) under English law is to realize the assets of the insolvent company and to distribute the cash realizations made from those assets to its creditors. Under the Insolvency Act and the Insolvency (England and Wales) Rules 2016, creditors are placed into different classes and, with the exceptions and adjustments noted below, the proceeds from the realization of the insolvent company’s property is applied in descending order of priority, as set out below. With the exception of the Prescribed Part (as defined below), distributions generally cannot be made to a class of creditors until the claims of the creditors in a prior ranking class have been paid in full. Unless creditors have agreed otherwise, distributions are made on a pari passu basis, that is, the assets are distributed in proportion to the debts due to each creditor within a class.

In general terms, contractual setting-off arrangements entered into before a company enters liquidation or administration are only respected to the extent they fall within the definition of “mutual dealing” as applied by the mandatory insolvency set-off regime. This regime sees an account being taken of what is due from each party to the other in respect of their mutual dealings, and only the resulting net balance is either provable by the creditor in the administration or liquidation of the company (if amounts remain due to the creditor) or, conversely, is payable by the creditor to the company (if amounts remain due to the company).
The general priority on insolvency is as follows (in descending order of priority):
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First ranking: holders of fixed charge security and creditors with a proprietary interest in specific assets in the possession (but not full legal and beneficial ownership) of the debtor but only to the extent the realizations from those secured assets or with respect to the asset in which they have a proprietary interest;

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Second ranking: prescribed fees and expenses of the official receiver (if applicable) and, where an administration or winding-up proceedings are begun within 12 weeks following the end of any stand-alone moratorium (see further below), moratorium debts and priority pre-moratorium debts; however, although as the moratorium is not available to companies which are party to “capital market arrangements” where the debt incurred or expected to be incurred is at least £10 million (at any time during the life of the capital market arrangement) and the arrangement involves the issue of a capital market investment, details of such debts are omitted;

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Third ranking: expenses of the insolvent estate incurred during the relevant insolvency proceedings (there are statutory provisions setting out the order of priority in which expenses are-paid);

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Fourth ranking: ordinary and secondary preferential creditors;

Ordinary preferential debts include (but are not limited to) debts owed by the insolvent company in relation to: (a) contributions to occupational and state pension schemes; (b) wages and salaries of employees for work done in the four months before the insolvency date, up to a maximum of £800 per person; (c) holiday pay due to any employee whose contract has been terminated, whether the termination takes place before or after the date of insolvency; and (d) bank and building society deposits eligible for compensation under the Financial Services Compensation Scheme up to the statutory limit. As between one another, ordinary preferential debts rank equally.
Secondary preferential debts include (a) certain categories of bank and building society account deposits, and (b) claims by HM Revenue and Customs (“HMRC”) in respect of taxes including VAT, PAYE income tax (including student loan repayments), employee NI contributions and Construction Industry Scheme deductions (but excluding corporation tax and employer NI contributions) which are held by the company on behalf of employees and customers. Secondary preferential debts rank after the ordinary preferential debts and, as between one another, the categories of bank account deposits rank before the HMRC claims;
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Fifth ranking: holders of floating charge security, to the extent of the realizations from those secured assets, according to the priority of their security. This would include any floating charge that was stated to be a fixed charge in the document that created it but which, on a proper interpretation, was rendered a floating charge. However, before distributing asset realizations to the holders of floating charges, the Prescribed Part (as defined below) must, subject to certain exceptions, be set aside for distribution to unsecured creditors;

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Sixth ranking:

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firstly, provable debts of unsecured creditors and any secured creditor to the extent of any remaining debt due to it (a shortfall), in each case including accrued and unpaid interest on those debts up to the date of commencement of the relevant insolvency proceedings. To pay the secured creditors any shortfall, the insolvency officeholder can only use realizations from unsecured assets, as secured creditors are not entitled to any distribution from the Prescribed Part unless the Prescribed Part is sufficient to pay out all unsecured creditors in full or the secured creditor elects to surrender its security;

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secondly, interest on the company’s debts (at the higher of the applicable contractual rate and the rate determined in accordance with the Judgments Act 1838 (currently 8% per annum)) in respect of any period after the commencement of liquidation, or after the commencement of any administration which had been converted into a distributing administration. However, in the case of interest accruing on amounts due under the Exchange Notes or the Exchange Guarantees, such interest due to the holders of the Exchange Notes may, if there are sufficient realizations from the secured assets, be discharged out of such security recoveries; and

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thirdly, non-provable liabilities, being liabilities that do not fall within any of the categories above and therefore are only recovered in the (unusual) event that all categories above are fully paid. This however does not include “currency conversion” claims following the UK Supreme Court Lehman Brothers ruling dated May 17, 2017; and

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Seventh ranking: shareholders. If, after the repayment of all unsecured creditors in full, any remaining funds exist, these will be distributed to the shareholders of the insolvent company.

Subject to the above order of priority, subordinated creditors are ranked according to the terms of the subordination language in the relevant documentation.
Prescribed Part
An insolvency practitioner of the company (e.g., administrator, administrative receiver or liquidator) will generally be required to ring-fence a certain percentage of the proceeds of enforcement of floating charge security for the benefit of unsecured creditors (after making full provision for preferential creditors and expenses out of floating charge realizations) (the “Prescribed Part”). Under current law, this ring-fence applies to 50 per cent. of the first £10,000 of floating charge realizations and 20 per cent. of the remainder over £10,000, with a maximum aggregate cap of £800,000 (except where the company’s net property is available to be distributed to the holder of a first ranking floating charge created before April 6, 2020, in which case the maximum aggregate cap is £600,000). The Prescribed Part must be made available to unsecured creditors unless the cost of doing so would be disproportionate to the resulting benefit to creditors. The Prescribed Part will not be available for any shortfall claims of secured creditors. Whether assets are subject to any floating charges or other security will be a question of fact at the time.
Foreign Currency
Under English insolvency law, where creditors are asked to submit formal proofs of claim for their debts, the office holder must convert all foreign currency denominated proofs of debt into sterling at a single rate for each currency determined by the office holder by reference to the exchange rates prevailing at the date when the company went into liquidation or administration. This provision overrides any agreement between the parties. If a creditor considers the rate to be unreasonable, they may apply to the court; if, on hearing the application, the court finds that the rate is unreasonable, it may itself determine the rate. Accordingly, in the event that the Issuer or a Guarantor were to enter liquidation or administration, holders of the Exchange Notes may be subject to exchange rate risk between the date on which the relevant entity enters into liquidation or administration and receipt of any amounts to which such holders of the Exchange Notes may become entitled.
Challenges to Guarantees and Security
There are circumstances under English insolvency law in which the granting by a company of security and/or guarantees, or the entry by a company into a transaction, can be challenged. In most cases, this will only arise if the company is placed into administration or liquidation within a specified period after the granting of the security and/or guarantee and/or entry into the relevant act. Therefore, if during the specified period the Issuer or a Guarantor were to enter administration or liquidation, the administrator or liquidator may challenge the validity of the security or guarantee given by such company.
Onset of Insolvency
The date of the onset of insolvency, for the purposes of transactions at an undervalue, preferences and invalid floating charges (as discussed below), depends on the insolvency procedure in question. In administration, the onset of insolvency is the date on which: (a) the court application for an administration order is issued; (b) the notice of intention to appoint an administrator is filed at court; or (c) otherwise, the date on which the appointment of an administrator takes effect. In a compulsory liquidation, the onset of insolvency is the date the winding-up petition is presented to court, whereas in a voluntary liquidation it is the date the company passes a winding-up resolution. Where liquidation follows administration, the onset of insolvency will be the same as for the initial administration.
Connected Persons
If the given transaction at an undervalue, preference, or invalid floating charge has been entered into by the company with a “connected person,” then particular specified time periods and presumptions will apply to any challenge by an administrator or liquidator (as set out below).
A “connected person” of a company granting a security interest or guarantee for the purposes of transactions at an undervalue, preferences or invalid floating charges is a party who is: (a) a director of the company; (b) a shadow director; (c) an associate of such director or shadow director; or (d) an associate of the relevant company.
A party is associated with an individual if they are: (a) a relative of the individual; (b) the individual’s husband, wife or civil partner; (c) a relative of the individual’s husband, wife or civil partner; (d) the husband, wife or civil partner of a relative of the individual; or (e) the husband, wife or civil partner of a relative of the individual’s husband, wife or civil partner.
A party is associated with a company if they are employed by that company. A company is associated with another company if (a) the same person has control of both companies, (b) a person has control of one and persons who are his or her associates, or (s)he and persons who are his or her associates, have control of the other or (c) if a group of two or more persons has control of each company, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom (s)he is an associate.
A person is to be taken as having control of a company if the directors of the company or of another company which has control of it (or any of them) are accustomed to act in accordance with his or her directions or instructions, or (s)he is entitled to exercise, or control the exercise of, one third or more of the voting power at any general meeting of the company or of another company which has control of it. Where two or more persons together satisfy either of these conditions, they are to be taken as having control of the company.
The potential grounds for challenge available under the English insolvency legislation that may apply to any security interest or guarantee include the following described below.
Transactions at an Undervalue
Under Section 238 of the Insolvency Act, an English liquidator or administrator could apply to the court for an order to set aside a transaction, for example the creation of a security interest or a guarantee, (or give such other relief as the court thinks fit for restoring the position to what it otherwise would have been) where the creation of such security interest or guarantee constituted a transaction at an undervalue. It will only be a transaction at an undervalue if at the time of the transaction the company is unable to pay its debts or becomes unable to pay its debts as a result (as defined in Section 123 of the Insolvency Act). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of two years ending with the onset of insolvency from the date of the transaction. A transaction may be set aside as a transaction at an undervalue if the company made a gift to a person, if the company received no consideration or if the company received consideration of significantly less value, in money or money’s worth, than the consideration given by such company.
However, a court will generally not intervene if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit the company. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was unable to pay its debts unless a beneficiary of the transaction was a connected person, in which case there is a presumption of insolvency and the connected person must demonstrate the solvency of the company in such proceedings. See “Connected Persons” above.
An order by the court for a transaction at an undervalue may affect the property of, or impose any obligation on, any person whether or not they are the person with whom the company entered into the transaction, but such an order will not prejudice any interest in property which was acquired from a person other than the company in good faith and for value or prejudice any interest deriving from such an interest, and will not require a person who received a benefit from the transaction in good faith and for value to pay a sum to the liquidator or administrator of the company, except where the person was a party to the transaction.
Preferences
Under Section 239 of the Insolvency Act, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction, for example the creation of a security interest or a guarantee (or give such other relief as the court thinks fit for restoring the position to what it otherwise would have been) where the creation of such security interest or such guarantee constituted a preference. It will only be a preference if the company is unable to pay its debts at the time of the transaction or becomes unable to pay its debts as a result (as defined in Section 123 of the Insolvency Act). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of six months (if the beneficiary is not a connected person) or two years (if the beneficiary is a connected person) from the date the company gives the preference ending with the onset of insolvency. A transaction may constitute a preference if it has the effect of putting a creditor of the company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into insolvent liquidation) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. However, for the court to determine a preference, it must be shown that the company was influenced by a desire to produce the preferential effect. If the court determines that the transaction was a preference, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction.
In any proceedings, it is for the administrator or liquidator to demonstrate that the company was unable to pay its debts at the relevant time and that there was such desire to prefer the relevant creditor, unless the beneficiary of the transaction was a connected person, in which case it is presumed that the company intended to put that person in a better position and the connected person must demonstrate that there was, in fact, no such influence. An order by the court for a preference may affect the property of, or impose any obligation on, any person whether or not (s)he is the person to whom the preference was given, but such an order will not prejudice any interest in property which was acquired from a person other than the company in good faith, for value without notice of the relevant circumstances, or prejudice any interest deriving from such an interest, and will not require a person who received a benefit from the preference in good faith, for value without notice of the relevant circumstances to pay a sum to the liquidator or administrator of the company, except where the payment is to be in respect of a preference given to that person at a time when (s)he was a creditor of the company.
Transactions Defrauding Creditors
Under Section 423 of the Insolvency Act, a transaction may be set aside by the court as a transaction defrauding creditors where it can be shown that a transaction was at an undervalue, was made for the purpose of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim which that person is making or may make, and one or more of the criteria set out in the applicable provisions of the Insolvency Act is satisfied. This provision may be used by any person who claims to be a “victim” of the transaction (and is not therefore limited to liquidators or administrators) and, subject to certain conditions, the U.K. Financial Conduct Authority, the U.K. Prudential Regulation Authority and the U.K. Pensions Regulator. There is no statutory time limit under English insolvency legislation within which the challenge must be made (subject to the normal statutory limitation periods) and the relevant company does not need to be insolvent at the time of, or as a result of, the transaction.
The court can then make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction. The relevant court order may affect the property of, or impose any obligation on, any person, whether or not (s)he is the person with whom the transaction was entered into. However, such an order will not prejudice any interest in property which was acquired from a third-party in good faith, for value and without notice of the relevant circumstances, and will not require a person who received a benefit from such transaction in good faith, for value and without notice of the relevant circumstances to pay any sum unless such person was a party to the transaction.
Extortionate Credit Transactions
An administrator or a liquidator can apply to court to set aside an extortionate credit transaction. The court can review extortionate credit transactions up to three years before the day on which the company entered into administration or went into liquidation. A credit transaction is “extortionate” if, having regard to the risk accepted by the person providing the credit, the terms of it are (or were) such as to require grossly exorbitant payments to be made (whether unconditionally or in certain contingencies) in respect of the provision of the credit or it otherwise grossly contravened ordinary principles of fair dealing.
Disclaimer
An English liquidator has the power to disclaim onerous property, which is any unprofitable contract or other property of the company that cannot be sold, readily sold or may give rise to a liability to pay money or perform any other onerous act. A contract will not be unprofitable merely because it is financially disadvantageous or because the company could have made, or could make, a better bargain. The critical feature is that the performance of future obligations would prejudice the liquidator’s obligation to realize the assets and make a distribution to creditors.
Limitation on Enforcement
The grant of a guarantee by AGF and Amcor UK (the “English Guarantors”) in respect of the obligations of another group company must be allowed by the English Guarantors’ memorandum and articles of association. To the extent that these documents do not allow such an action, there is a risk that the grant of the guarantee and the subsequent security can be found to be void and the respective creditors’ rights unenforceable. Some comfort may be obtained for third parties if they are dealing with the English Guarantors in good faith; however, the relevant legislation is not without difficulties in its interpretation. Further, entering the proposed transaction must be of corporate benefit for the English Guarantors. Section 172 of the Companies Act 2006 provides that a director must act in the way that (s)he considers, in good faith, would be most likely to promote the success of the relevant English Guarantor for the benefit of its members as a whole. If the directors enter into a transaction where there is no or insufficient commercial benefit, they may be found to have abused their powers as directors and such a transaction may be vulnerable to being set aside by a court. Section 172(3) of the Companies Act additionally provides that, in certain circumstances, the directors need to consider or act in the interests of the creditors of the company. While the statutory provisions do not prescribe when directors’ duties to creditors arise, the UK Supreme Court has held that the shift takes place when the company in question is “insolvent or bordering on insolvency” (or an insolvent liquidation or administration is probable). Guarantees granted by a company are also subject to limitations to the extent they would result in unlawful financial assistance within the meaning of the Companies Act.
Moratoriums
As outlined above, certain of the insolvency processes available in England and Wales provide for the automatic or optional moratorium imposing a period of time during which third parties including creditors are unable to institute or continue legal action against the company, enforce certain rights and/or call upon security or guarantees. Besides the moratorium available to companies undergoing administration (see “— Administration” above), moratoriums are also available to companies entering liquidation (see

“— Liquidation/Winding-up” above). Additionally, Part A1 of the Insolvency Act provides a standalone moratorium which can benefit certain distressed companies by giving them various protections from creditors and providing them with a breathing space to formulate a rescue and/or restructuring plan. The moratorium is a ‘debtor-in-possession’ process, meaning that a company in a moratorium remains under the management of its directors, but the moratorium is supervised by an insolvency practitioner, called a ‘monitor’.
A company is excluded from being eligible for the moratorium if (among other matters) the company is party to a ‘capital market arrangement’ (including the grant of security or a guarantee) under which a party has incurred a debt of at least £10 million, where the arrangement involves the issue of a capital market investment. This includes, among other things, secured and unsecured debt that is rated, listed, traded (or designed to be rated, listed or traded), or bonds or commercial paper issued to professional, high net worth or sophisticated investors.
Certain Definitions
For purposes of this Description of the Exchange Notes:
“Accounts” means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors’ reports and, if applicable, auditors’ reports) and notes attached to or intended to be read with any such consolidated financial statements.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, London, United Kingdom, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.
“Change in Lease Accounting Standard” means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB 16 (Leases).
“Change of Control” means the occurrence of any one of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Amcor plc and its Subsidiaries taken as a whole to any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than to Amcor plc or one of its Subsidiaries;
(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of Amcor plc, measured by voting power rather than number of shares;
(3) Amcor plc consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Amcor plc, in any such event pursuant to a transaction in which any of the Voting Stock of Amcor plc or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Amcor plc constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4) the first day on which the majority of the members of the board of directors of Amcor plc cease to be Continuing Directors; or
(5) the adoption of a plan relating to the liquidation or dissolution of Amcor plc.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Change of Control Trigger Period” means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 60 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by Amcor plc or Amcor Flexibles North America has publicly announced that it is considering a possible ratings change).
“Change of Control Triggering Event” means with respect to any Change of Control:
(1) if there are two Rating Agencies engaged by Amcor plc or Amcor Flexibles North America providing ratings for the Exchange Notes issued under the Indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, both Rating Agencies engaged by Amcor plc or Amcor Flexibles North America cease to rate such Exchange Notes Investment Grade during such Change of Control Trigger Period; and
(2) if there are three Rating Agencies engaged by Amcor plc or Amcor Flexibles North America providing a rating for the Exchange Notes issued under the Indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, two or more Rating Agencies engaged by Amcor plc or Amcor Flexibles North America cease to rate such Exchange Notes Investment Grade during such Change of Control Trigger Period.
If there are not at least two Rating Agencies engaged by Amcor plc or Amcor Flexibles North America providing a rating for the Exchange Notes issued under the Indenture on the first day of any Change of Control Trigger Period, a Change of Control Triggering Event shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Director” means, as of any date of determination, any member of the board of directors of Amcor plc who (i) was a member of such board of directors on the date of the issuance of the Old Notes; or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.
“Finance Lease” means a “finance lease” in accordance with U.S. GAAP under FASB Accounting Standards Codification 842, Leases.
“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

“Group” means Amcor plc and its Subsidiaries, taken as a whole.
“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Amcor plc or its Subsidiaries shall not be a Hedge Agreement.
“Indebtedness” means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness (including any guarantee) of any Person shall exclude that certain deed of cross guarantee pursuant to the ASIC Corporations (Wholly-owned Companies) Instrument 2016/785, or any predecessor or replacement class order or instrument, as such instrument or class order is amended from time to time, provided that the obligor and obligee thereunder shall both be wholly-owned subsidiaries of the same Person.
“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (ii) a rating of BBB — or better by S&P (or its equivalent under any successor rating category of S&P); (iii) a rating of BBB — or better by Fitch (or its equivalent under any successor rating category of Fitch) or (iv) in the event of the Exchange Notes being rated by a permitted Substitute Rating Agency, the equivalent of either (i), (ii) or (iii) by such Substitute Rating Agency.
“Lien” means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.

“Limited Recourse Indebtedness” means Indebtedness incurred by Amcor plc or any Subsidiary to finance the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:
(a) the Person (the “Relevant Person”) in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against Amcor plc or such Subsidiary, as applicable, or against the Project Assets of Amcor plc or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of Amcor plc or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and
(b) the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, Amcor plc or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against Amcor plc or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, Amcor plc or any Subsidiary, such that the Relevant Person’s only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Subsidiary” means, as of any date, any Subsidiary (including any successor Person of such Subsidiary) that (a) accounts for greater than 5% of the consolidated total assets of Amcor plc and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (b) accounted for greater than 5% of the consolidated revenues of the Amcor plc and its Subsidiaries for the immediately preceding financial year of the Amcor plc, determined in accordance with U.S. GAAP.
“Project” means any project or development undertaken or proposed to be undertaken by Amcor plc or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.
“Project Assets” means (a) any asset or property of Amcor plc or any Subsidiary relating to the creation or development of a Project or proposed Project of Amcor plc or such Subsidiary, including any assets or property of Amcor plc or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.
“Rating Agency” means each of Moody’s, S&P, Fitch or any Substitute Rating Agency, but only to the extent such Rating Agency is then-engaged by Amcor plc or Amcor Flexibles North America to provide a rating for the Exchange Notes.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Specified Indebtedness” means Indebtedness (other than the Exchange Notes and the Exchange Guarantees) of Amcor Flexibles North America or any applicable Guarantor in an outstanding principal amount of at least $150,000,000 (or its equivalent in the relevant currency of payment) issued under any credit facility, indenture, purchase agreement, credit agreement or similar facility.
“Subsidiary” means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of Amcor plc.
“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of the Exchange Act engaged by Amcor plc to provide a rating of the Exchange Notes in the event that any of Moody’s, S&P or Fitch, or any other Substitute Rating Agency, has ceased to provide a rating of the Exchange Notes for any reason other than as a result of any action or inaction by Amcor plc, and as a result thereof there are no longer two Rating Agencies providing ratings of the Exchange Notes.
“Total Tangible Assets” means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by Amcor plc from any share capital issuance by Amcor plc consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.
“U.S. GAAP” means the generally accepted accounting principles in the United States.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the Issuer’s option.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning DTC, Clearstream, and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Exchange Notes will initially be represented by one or more global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
So long as DTC or its nominee is the registered owner of the global securities representing the Exchange Notes, DTC or such nominee will be considered the sole owner and holder of the Exchange Notes for all purposes of the Exchange Notes and the Indenture. Except as provided below, owners of beneficial interests in the Exchange Notes will not be entitled to have the Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders of the Exchange Notes under the Indenture, including for purposes of receiving any reports delivered by the Issuer, the Guarantors or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in an Exchange Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Exchange Notes.
Unless and until Amcor Flexibles North America issues the Exchange Notes in fully certificated, registered form under the limited circumstances described below under the heading “— Certificated Exchange Notes”:
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you will not be entitled to receive a certificate representing your interest in the Exchange Notes;

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all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

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all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Exchange Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the Exchange Notes. The Exchange Notes will be issued as Exchange Notes registered in the name of Cede & Co. DTC is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” under the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” under the New York Uniform Commercial Code; and

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a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.
Purchases of Exchange Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Exchange Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Exchange Notes, except as provided below in “— Certificated Exchange Notes.”
To facilitate subsequent transfers, all Exchange Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of Exchange Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Exchange Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Format
Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream or Euroclear) or to you as the beneficial owner.
You may experience some delay in receiving your payments under this system. Neither we, Amcor Flexibles North America, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Exchange Notes to owners of beneficial interests in the Exchange Notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Exchange Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Exchange Notes on your behalf. We, Amcor Flexibles North America and Trustee have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. In addition, we, Amcor Flexibles North America and the Trustee have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We and Amcor Flexibles North America also do not supervise these systems in any way.
The applicable Trustee will not recognize you as a holder under the Indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding an Exchange Note if one or more of the direct participants to whom the Exchange Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Exchange Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Exchange

Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Exchange Notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Exchange Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Exchange Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Exchange Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Transfers Within and Among Book-Entry Systems
Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.
DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.
Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.
Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Certificated Exchange Notes
Unless and until they are exchanged, in whole or in part, for Exchange Notes in definitive form in accordance with the terms of the Exchange Notes, the Exchange Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
The Issuer will issue Exchange Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:
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we or the Issuer advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

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an Event of Default has occurred and is continuing under the Indenture; or

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we or the Issuer, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that Exchange Notes in fully certificated registered form are available through DTC. DTC will then surrender the global notes representing the Exchange Notes along with instructions for re-registration. The trustee will re-issue the Exchange Notes in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the Indenture.
Unless and until Amcor Flexibles North America issues the Exchange Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Exchange Notes; (2) all references in this prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Exchange Notes, for distribution to you in accordance with its policies and procedures.

REGISTRATION RIGHTS AGREEMENT
The following description of the Registration Rights Agreement is a summary and does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Amcor Flexibles North America, the Guarantors and the representatives of the initial purchasers entered into the Registration Rights Agreement with respect to the Old Notes and the Old Guarantees on March 17, 2025. In the Registration Rights Agreement, we agreed for the benefit of the holders of the applicable series of the Old Notes to use commercially reasonable efforts to (1) file a registration statement not later than 270 days after March 17, 2025 on an appropriate registration form with respect to a registered offer to exchange the Old Notes for the Exchange Notes with terms identical in all material respects to the Old Notes, as applicable (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act within 365 days of March 17, 2025.
After the SEC declares the registration statement of which this prospectus forms a part effective, we will offer the Exchange Notes in return for the Old Notes. The exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we send or make available notice of the exchange offers to the holders of the Old Notes. For each Old Note surrendered to us under the exchange offers, the holders of such Old Note will receive an Exchange Note of the applicable series of equal principal amount. Interest on each Exchange Note will accrue from the date of original issuance or from the most recent date to which interest has been paid or duly provided for. A holder of the Old Notes that participates in the exchange offers will be required to make certain representations to us (as described in the Registration Rights Agreement). We will use commercially reasonable efforts to complete the exchange offers for the Notes not later than 400 days after March 17, 2025, the closing date of the offering of the Old Notes (such date, the “Target Registration Date”).
Under existing interpretations of the SEC contained in several no-action letters to third parties, the Exchange Notes will generally be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Exchange Notes. In addition, under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Old Notes for Exchange Notes in the exchange offers.
We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. Old Notes of any series not tendered in the exchange offers will continue to bear interest at the rate set forth on the cover page of this prospectus with respect to such series of Old Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the completion of the exchange offers.
If (i) due to any change in law or applicable interpretations thereof by the SEC’s staff, we determine upon advice of our outside counsel that we are not permitted to effect or complete the exchange offers by the Target Registration Date, or (ii) for any other reason the exchange offers are not consummated by the Target Registration Date, in each case, unless we have previously done so, we will use commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of such series of Old Notes within 90 days of the Target Registration Date and to keep that shelf registration statement continuously effective until the earliest of (a) the first anniversary of the effective date of the shelf registration statement, and (b) the date on which all such Old Notes cease to be “Registrable Securities” (as defined below and in the Registration Rights Agreement), including, without limitation, when all Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We will, in the event of such a shelf registration, provide to each participating holder of Old Notes copies of a prospectus, notify each participating holder of the Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of Registrable Securities that sells Old Notes under the shelf registration statement generally will be (i) required to make certain representations to us (as described in the Registration Rights Agreement), (ii) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (iii) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (iv) bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of Registrable Securities (including certain indemnification obligations). Holders of Registrable Securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us.
If a “Registration Default” (as defined below and in the Registration Rights Agreement) occurs with respect to Old Notes of a particular series that are Registrable Securities, then additional interest shall accrue on the principal amount of the Old Notes of such series that are Registrable Securities at a rate of 0.25% per annum for the first 90-day period beginning immediately upon such Registration Default and will increase to a maximum of 0.50% per annum thereafter while one or more Registration Defaults is continuing until all Registration Defaults have been cured. The additional interest will cease to accrue when the Registration Default is cured. The foregoing amounts shall not increase, even if more than one Registration Default has occurred and is continuing. Notwithstanding the foregoing, a holder of Old Notes who is not entitled to the benefits of the shelf registration statement shall not be entitled to any increase in the interest rate borne by the Old Notes as a result of a Registration Default that pertains to the shelf registration statement.
A “Registration Default” occurs with respect to a series of the Old Notes if (1) we have not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the exchange offers on or prior to the Target Registration Date or, if a shelf registration statement is required and has not become effective, on or prior to the 90th day after the Target Registration Date or (2) if applicable, a shelf registration statement covering resales of the Old Notes has become effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Registrable Securities for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective pursuant to the Registration Rights Agreement. A Registration Default is cured with respect to a series of Old Notes, and additional interest ceases to accrue on any Registrable Securities of such series of Old Notes, when the exchange offers are completed or the shelf registration statement becomes effective, or when the shelf registration statement again becomes effective or the prospectus again becomes usable, as applicable, or when the Old Notes of such series cease to be “Registrable Securities.”
The Registration Rights Agreement defines “Registrable Securities” initially to mean the Old Notes. Each series of the Old Notes will cease to be Registrable Securities upon the earliest to occur of (1) when a registration statement with respect to such Old Notes has become effective under the Securities Act and such Old Notes have been exchanged or disposed of pursuant to such registration statement; (2) when such Old Notes cease to be outstanding; or (3) when such Old Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that we shall have removed or caused to be removed any restrictive legend on the Old Notes.
Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Old Notes is payable.
The Exchange Notes will be issued in the form of global notes. See “Book-Entry, Delivery and Form.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax consequences relating to the exchange of the Old Notes for the Exchange Notes in the exchange offers, but it does not purport to be a complete analysis of all the potential tax consequences relating to the exchange offers. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
This summary does not discuss all U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, former citizens or residents of the U.S., banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold the Old Notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, holders whose functional currency is not the U.S. dollar, investors subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes or Exchange Notes being taken into account in an applicable financial statement, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any U.S. federal alternative minimum tax consequences, and does not address any aspects of state, local or foreign taxation or any aspects of U.S. federal tax law other than income taxation. This summary only applies to those beneficial owners that hold the Old Notes as “capital assets” within the meaning of Section 1221 of the Code.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Old Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding the Old Notes should consult his, her or its tax advisor regarding the tax consequences of the exchange of the Old Notes for the Exchange Notes.
This summary is included for general information only, may not be applicable depending upon a holder’s particular situation, and is not legal or tax advice. Persons considering exchanging the Old Notes for the Exchange Notes are encouraged to consult their own tax advisers concerning the application of the U.S. federal tax laws to their particular situations as well as any state, local, and foreign tax consequences of the exchange of the Old Notes for the Exchange Notes in the exchange offers.
Consequences of Tendering the Old Notes
The exchange of the Old Notes for the Exchange Notes in the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes. Instead, an Exchange Note a holder receives should be treated as a continuation of such holder’s investment in the corresponding Old Note surrendered in the exchange. Accordingly, you should not recognize gain or loss upon the exchange of the Old Notes for the Exchange Notes, your basis in the Exchange Notes should be the same as your basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes should include your holding period for the Old Notes exchanged. The United States federal income tax consequences of holding and disposing of an Exchange Note should be the same as the United States federal income tax consequences of holding and disposing of an Old Note.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each of Amcor Flexibles North America and the Guarantors has agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
Amcor Flexibles North America and the Guarantors will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resales Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The agent’s message states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date, Amcor Flexibles North America and the Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the agent’s message. Amcor Flexibles North America and the Guarantors have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the Exchange Securities will be passed upon for us by Perkins Coie LLP, as to certain matters of New York and Delaware law, and the validity of the Exchange Guarantees will be passed upon for us by Ogier (Jersey) LLP, as to certain matters of Jersey law, Herbert Smith Freehills Kramer LLP, as to certain matters of English law, and Armstrong Teasdale LLP, as to certain matters of Missouri law.
EXPERTS
The financial statements of Amcor plc and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Amcor plc for the year ended June 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Berry Global Group, Inc. appearing in Amcor plc’s Current Report on Form 8-K, filed with the SEC on April 29, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the Exchange Notes that will be offered in exchange for the Old Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Exchange Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
Amcor plc is subject to the informational requirements of the Exchange Act and, in accordance with these requirements, Amcor plc files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. That Internet site is www.sec.gov, which you can access free of charge. The reports and other documents that Amcor plc files with the SEC can also be accessed free of charge through the Investor Relations section of our Internet website at www.amcor.com/investors/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information on, or linked from, Amcor’s website or any other website, and you should not consider it to be a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided herein.
Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus, or in any filings with, or any information furnished or submitted to, the SEC.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus; the information we subsequently file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference in or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, information deemed to be “furnished” and not “filed” under SEC rules and regulations) after the date of this prospectus and prior to the date on which the exchange offers are consummated. The documents we incorporate by reference are:
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 16, 2024;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, December 31, 2024 and March 31, 2025, filed with the SEC on November 1, 2024, February 5, 2025 and May 1, 2025, respectively;

•
the Part III information contained in our definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on September 24, 2024, that was incorporated into Amcor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 16, 2024;

•
our Current Reports on Form 8-K or 8-K/A (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on September 4, 2024, September 5, 2024, November 8, 2024, November 19, 2024, November 19, 2024, January 6, 2025, February 14, 2025, February 26, 2025, March 6, 2025, March 10, 2025, March 11, 2025, March 13, 2025, March 17, 2025, April 25, 2025, April 29, 2025, April 30, 2025, and July 14, 2025; and

•
the description of our registered securities contained in Exhibits 4.26, 4.27, 4.28 and 4.29 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 16, 2024, and in any report filed for the purpose of amending such description.

Amcor plc will provide, without charge, to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents (or, as may be applicable, portions of the documents) referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to:
Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom
+44 117 9753200

Amcor Flexibles North America, Inc.
a wholly-owned subsidiary of Amcor plc
EXCHANGE OFFERS FOR
4.800% Guaranteed Senior Notes due 2028
5.100% Guaranteed Senior Notes due 2030
5.500% Guaranteed Senior Notes due 2035
FOR
ANY AND ALL OUTSTANDING
4.800% Guaranteed Senior Notes due 2028
5.100% Guaranteed Senior Notes due 2030
5.500% Guaranteed Senior Notes due 2035
PROSPECTUS
           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers.

Amcor Flexibles North America (“Amcor Flexibles North America”)
The following summary is qualified in its entirety by reference to the complete text of Sections 351.355 of the Missouri General and Business Corporation Law (“MGBCL”) and the Amended and Restated Articles of Incorporation, as amended (the “Articles”), of Amcor Flexibles North America and the Amended and Restated Bylaws of Amcor Flexibles North America (the “Bylaws”).
Amcor Flexibles North America is a Missouri corporation. Section 351.355 of the MGBCL provides for permissible and mandatory indemnification of directors, officers, employees and agents of a Missouri corporation in certain circumstances.
Section 351.355.1 of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 351.355.1 further provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 351.355.2 of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duties to the corporation unless and only to the extent that the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 351.355.3 of the MGBCL provides that except to the extent otherwise provided in the corporation’s articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (or related claim or issue) referred to in Sections 351.355.1 and 351.355.2 of the MGBCL, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 351.355.6 of the MGBCL provides that indemnification and advancement of expenses provided under Section 351.355 of the MGBCL are not exclusive of any other rights to indemnification or advancement of expenses provided by the corporation’s articles of incorporation or bylaws, or any agreement, vote of shareholders or disinterested directors or otherwise.
Section 351.355.7 of the MGBCL provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355 of the MGBCL, so long as it is provided for in the corporation’s articles of incorporation, bylaws or agreement adopted by a vote of the corporation’s shareholders, and provided that no such indemnity shall indemnify any person from conduct adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.
The Bylaws provide that Amcor Flexibles North America shall, to the maximum extent and in the manner permitted by the MGBCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Amcor Flexibles North America. The Bylaws define a “director” or “officer” of Amcor Flexibles North America to include any person (a) who is or was a director or office of Amcor Flexibles North America, (b) who is or was serving at the request of Amcor Flexibles North America as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of Amcor Flexibles North America or of another enterprise at the request of such predecessor corporation. Furthermore, the Bylaws provide that Amcor Flexibles North America has the power, to the maximum extent and in the manner permitted by the MGBCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Amcor Flexibles North America. The Bylaws define “employee” or “agent” of Amcor Flexibles North America (other than a director or officer) to include any person (a) who is or was an employee or agent of Amcor Flexibles North America, (b) who is or was serving at the request of Amcor Flexibles North America as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of Amcor Flexibles North America or of another enterprise at the request of such predecessor corporation. The indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights provided under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise to the extent that such additional rights to indemnification are authorized in the Articles. Additionally, the Bylaws provide that no indemnification or advance shall be made except where such indemnification of advance is mandated by law or the order, judgment, or decree of any court of competent jurisdiction, in any circumstances where it appears: (a) that it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
The Articles provide that to the fullest extent permitted under the MGBCL as the same exists or may be amended, a director of Amcor Flexibles North America shall not be liable to Amcor Flexibles North America or its stockholders for monetary damages for a breach of fiduciary duty as a director. Additionally, the Articles provide that no amendment, modification or repeal of the applicable article by the stockholders shall adversely affect any right or protection of a director of Amcor Flexibles North America existing by virtue of such article at the time of such amendment, modification, or repeal.
Amcor plc maintains an insurance policy for the directors and officers of Amcor Flexibles North America in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor Flexibles North America or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Amcor Flexibles North America, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
Amcor plc
Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Amcor plc is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Pursuant to Section 11.2 of the Articles of Association of Amcor plc, Amcor plc must indemnify each director and officer on a full indemnity basis and to the full extent permitted by law.
Amcor plc’s Articles of Association provide in relevant part: “The Company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as a present or former director or officer of the Company or of a related body corporate.” As used in the foregoing sentence, the term “Officer” includes each person who is or has been a director or executive officer of the Company and such other officers or former officers of Amcor plc or of its related bodies corporate as Amcor plc’s board of directors in each case determines.
The relevant provision of the Companies (Jersey) Law 1991 is Article 77, which provides:
“(1)   Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.
(2)   Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against —
a.   any liabilities incurred in defending any proceedings (whether civil or criminal) —
(i)   in which judgment is given in the person’s favour or the person is acquitted,
(ii)   which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or
(iii)   which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;
b.   any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;
c.   any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or
d.   any liability against which the company normally maintains insurance for persons other than directors.
(3)   Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.
(4)   This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”
Amcor plc maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor plc or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify its Chief Financial Officer, each secretary of Amcor plc and any other of its officers as may be approved from time to time, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such officer, in its capacity as such, subject to certain limited exceptions.
Amcor Finance (USA), Inc. (“AFUI”)
Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of AFUI is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
Pursuant to Section 6.4 of the by-laws of AFUI: “The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorney’s fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including an constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”
The relevant provision is Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), which authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Amcor plc maintains an insurance policy for the directors and officers of AFUI in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of AFUI or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including AFUI, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the corporate documents and agreements referenced above.
Amcor UK Finance plc (“Amcor UK”)
Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Amcor UK is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
Pursuant to article 79 of the Articles of Association of Amcor UK, any relevant officer may be indemnified out of Amcor UK’s assets against:
a.   any liability incurred by that officer in connection with any negligence, default, breach of duty or breach of trust in relation to Amcor UK or an associated company;
b.   any liability incurred by that officer in connection with the activities of Amcor UK or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006 (the “Act”)); and
c.   any other liability incurred by that officer as an officer of Amcor UK or an associated company.
Amcor UK’s Articles of Association provide in article 79.2 that “This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts (as defined in section 2 of the Act) or by any other provision of law.”
Amcor UK’s Articles of Association provide at article 80.1 that “The directors may decide to purchase and maintain insurance, at the expense of Amcor UK, for the benefit of any relevant officer in respect of any relevant loss.”
As used in articles 79 and 80 of Amcor UK’s Articles of Association:
a.   the term “associated company” means that companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;
b.   a “relevant officer” means any current or former director, company secretary or other officer or an associated company; and
c.   a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that officer’s duties or powers in relation to Amcor UK, any associated company or any pension fund or employees’ share scheme of Amcor UK or associated company.

The relevant provisions of the Act are sections 232 to 236 (as amended from time to time):
232.   Provisions protecting directors from liability
(1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —
(a)   section 233 (provision of insurance),
(b)   section 234 (qualifying third party indemnity provision), or
(c)   section 235 (qualifying pension scheme indemnity provision).
(3)   This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)   Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233.   Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
234.   Qualifying third party indemnity provision
(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against —
(a)   any liability of the director to pay —
(i)   a fine imposed in criminal proceedings, or
(ii)    a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)   any liability incurred by the director —
(i)   in defending criminal proceedings in which he is convicted, or
(ii)   in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii)   in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)   For this purpose —
(a)   a conviction, judgment or refusal of relief becomes final —
(i)   if not appealed against, at the end of the period for bringing an appeal, or
(ii)   if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)   an appeal is disposed of —
(i)   if it is determined and the period for bringing any further appeal has ended, or
(ii)   if it is abandoned or otherwise ceases to have effect.
(6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
235.   Qualifying pension scheme indemnity provision
(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against —
(a)   any liability of the director to pay —
(i)   a fine imposed in criminal proceedings, or
(ii)   a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)   any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5)   For this purpose —
(a)   a conviction becomes final —
(i)   if not appealed against, at the end of the period for bringing an appeal, or
(ii)   if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)   an appeal is disposed of —
(i)   if it is determined and the period for bringing any further appeal has ended, or
(ii)   if it is abandoned or otherwise ceases to have effect.
(6)   In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

236.   Qualifying indemnity provision to be disclosed in the directors’ report
(1)   This section requires disclosure in the directors’ report of —
(a)   qualifying third party indemnity provision, and
(b)   qualifying pension scheme indemnity provision.
Such provision is referred to in this section as “qualifying indemnity provision”.
(2)   If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4)   If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.
(5)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.
1157.   Power of court to grant relief in certain cases
(1)   If in proceedings for negligence, default, breach of duty or breach of trust against —
(a)   an officer of a company, or
(b)   a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —
(a)   he may apply to the court for relief, and
(b)   the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.
Amcor plc maintains an insurance policy for the directors and officers of Amcor UK in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor UK or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Amcor UK, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
Amcor Group Finance plc (“AGF”)
Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of AGF is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
Pursuant to article 85 of the Articles of Association of AGF, any relevant director may be indemnified out of AGF’s assets against:
a.   any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to AGF or an associated company;
b.   any liability incurred by that director in connection with the activities of AGF or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Act); and
c.   any other liability incurred by that director as an officer of AGF or an associated company.
AGF’s Articles of Association provide in article 85.2 that “This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts (as defined in section 2 of the Act) or by any other provision of law.”
AGF’s Articles of Association provide at article 86.1 that “The directors may decide to purchase and maintain insurance, at the expense of AGF, for the benefit of any relevant officer in respect of any relevant loss.”
As used in articles 85 and 86 of AGF’s Articles of Association:
a.   the term “associated company” means that companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;
b.   a “relevant director” means any current or former director of AGF or an associated company; and
c.   a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to AGF, any associated company or any pension fund or employees’ share scheme of AGF or associated company.
The relevant provisions of the Act are sections 232 to 236 (as amended from time to time):
232.   Provisions protecting directors from liability
(1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —
(a)   section 233 (provision of insurance),
(b)   section 234 (qualifying third party indemnity provision), or
(c)   section 235 (qualifying pension scheme indemnity provision).

(3)   This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)   Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233.   Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
234.   Qualifying third party indemnity provision
(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against —
(a)   any liability of the director to pay —
(i)   a fine imposed in criminal proceedings, or
(ii)   a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)   any liability incurred by the director —
(i)   in defending criminal proceedings in which he is convicted, or
(ii)   in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii)   in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5)   For this purpose —
(a)   a conviction, judgment or refusal of relief becomes final —
(i)   if not appealed against, at the end of the period for bringing an appeal, or
(ii)   if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)   an appeal is disposed of —
(i)   if it is determined and the period for bringing any further appeal has ended, or
(ii)   if it is abandoned or otherwise ceases to have effect.
(6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235.   Qualifying pension scheme indemnity provision
(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against —
(a)   any liability of the director to pay —
(i)   a fine imposed in criminal proceedings, or
(ii)   a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)   any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5)   For this purpose —
(a)   a conviction becomes final —
(i)   if not appealed against, at the end of the period for bringing an appeal, or
(ii)   if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)   an appeal is disposed of —
(i)   if it is determined and the period for bringing any further appeal has ended, or
(ii)   if it is abandoned or otherwise ceases to have effect.
(6)   In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.
236.   Qualifying indemnity provision to be disclosed in the directors’ report
(1)   This section requires disclosure in the directors’ report of —
(a)   qualifying third party indemnity provision, and
(b)   qualifying pension scheme indemnity provision.
Such provision is referred to in this section as “qualifying indemnity provision”.
(2)   If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4)   If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.
1157.   Power of court to grant relief in certain cases
(1)   If in proceedings for negligence, default, breach of duty or breach of trust against —
(a)   an officer of a company, or
(b)   a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —
(a)   he may apply to the court for relief, and
(b)   the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.
Amcor plc maintains an insurance policy which extends to cover the directors and officers of AGF in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of AGF or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including AGF, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
Berry Global Group, Inc. (“Berry Global Group”)
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article 10 of Berry Global Group’s Amended and Restated Certificate of Incorporation permits Berry Global Group to maintain insurance, at Berry Global Group’s expense, to protect Berry Global Group or any directors, officers, employees or agents of the company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Berry Global Group would have the power to indemnify such person against such expense, liability or loss under the DGCL.
The Amended and Restated Certificate of Incorporation of Berry Global Group provides for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of Berry Global Group (and their legal representatives), and of any person serving at the request of Berry Global Group as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Berry Global Group shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Berry Global Group’s board of directors. The Amended and Restated Certificate of Incorporation of Berry Global Group provides for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Certificate of Incorporation of Berry Global Group states that Berry Global Group shall hold indemnitees harmless to the fullest extent authorized by the DGCL.
Amcor plc maintains an insurance policy for the directors and officers of Berry Global Group in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Berry Global Group or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Berry Global Group, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
Berry Global, Inc. (“Berry Global”)
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article 7 of Berry Global’s Amended and Restated Bylaws permits Berry Global to maintain insurance, at Berry Global’s expense, to protect Berry Global or any directors, officers, employees or agents of the company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Berry Global would have the power to indemnify such person against such expense, liability or loss under the DGCL.
The Amended and Restated Bylaws of Berry Global provide for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of Berry Global (and their legal representatives), and of any person serving at the request of Berry Global as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Berry Global shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Berry Global’s board of directors. The Amended and Restated Bylaws of Berry Global provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of Berry Global state that Berry Global shall hold indemnitees harmless to the fullest extent authorized by the DGCL.
Amcor plc maintains an insurance policy for the directors and officers of Berry Global in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Berry Global or its affiliated companies.
Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Berry Global, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.
Item 21.
Exhibits and Financial Statement Schedules.

Number	Description
2.1†
Agreement and Plan of Merger, dated as of November 19, 2024, by and among Amcor plc,
Aurora Spirit, Inc. and Berry Global Group, Inc. (incorporated by reference to Exhibit 2.1 to
Amcor plc’s Current Report on Form 8-K/A filed on November 19, 2024).

3.1	Articles of Association of Amcor plc (incorporated by reference to Exhibit 3.1 to Amcor plc’s Current Report on Form 8-K filed on June 13, 2019).
3.2	Memorandum of Association of Amcor plc (incorporated by reference to Exhibit 3.1 to Amcor plc’s Registration Statement on Form S-4 filed on March 12, 2019).
4.1#	Indenture, dated as of March 17, 2025, among Amcor Flexibles North America, Inc., Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc, Amcor Pty Ltd and Amcor Group
Finance plc and Deutsche Bank Trust Company Americas, as trustee (including the guarantees) (incorporated by reference to Exhibit 4.1 to Amcor plc’s Current Report on
Form 8-K filed on March 17, 2025).
4.2*	First Supplemental Indenture, dated as of April 30, 2025, among Amcor Flexibles North America, Inc., Berry Global Group, Inc., Berry Global, Inc. and Deutsche Bank Trust Company Americas, as trustee.
4.3	Officer’s Certificate of Amcor Flexibles North America, Inc, dated March 17, 2025 (incorporated by reference to Exhibit 4.2 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).
4.4	Officer’s Certificate of Amcor Flexibles North America, Inc, dated March 17, 2025 (incorporated by reference to Exhibit 4.3 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).
4.5	Officer’s Certificate of Amcor Flexibles North America, Inc, dated March 17, 2025 (incorporated by reference to Exhibit 4.4 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).
4.6	Form of 4.800% Guaranteed Senior Note due 2028 (incorporated by reference to Exhibit 4.5 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).
4.7	Form of 5.100% Guaranteed Senior Note due 2030 (incorporated by reference to Exhibit 4.6 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).
4.8	Form of 5.500% Guaranteed Senior Note due 2035 (incorporated by reference to Exhibit 4.7 to Amcor plc’s Current Report on Form 8-K filed on March 17, 2025).

Number	Description
4.9	Registration Rights Agreement, dated as of March 17, 2025, by and among Amcor Flexibles
North America, Inc., Amcor plc, Amcor Finance (USA), Inc., Amcor UK Finance plc,
Amcor Pty Ltd and Amcor Group Finance plc and Goldman Sachs & Co. LLC and UBS
Securities LLC, as representatives of the initial purchasers of the 4.800% Guaranteed Senior
Notes due 2028, the 5.100% Guaranteed Senior Notes due 2030 and the 5.500% Guaranteed
Senior Notes due 2035 (incorporated by reference to Exhibit 4.8 to Amcor plc’s Current
Report on Form 8-K filed on March 17, 2025).
5.1*	Opinion of Perkins Coie LLP.
5.2*	Opinion of Armstrong Teasdale LLP.
5.3*	Opinion of Ogier (Jersey) LLP.
5.4*	Opinion of Herbert Smith Freehills Kramer LLP.
21	Subsidiaries of Amcor plc (incorporated by reference to Exhibit 21 to the registrant’s Form 10-K filed on August 16, 2024).
22*	Subsidiary Guarantors and Issuers of Guaranteed Securities.
23.1*	Consent of PricewaterhouseCoopers AG.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Perkins Coie LLP (included in Exhibit 5.1 hereto).
23.4*	Consent of Armstrong Teasdale LLP (included in Exhibit 5.2 hereto).
23.5*	Consent of Ogier (Jersey) LLP (included in Exhibit 5.3 hereto).
23.6*	Consent of Herbert Smith Freehills Kramer LLP (included in Exhibit 5.4 hereto).
24.1*	Powers of Attorney (re: directors and officers of Amcor plc (included on Amcor plc’s signature page to this registration statement)).
24.2*	Powers of Attorney (re: directors and officers of Amcor Finance (USA), Inc. (included on Amcor Finance (USA), Inc.’s signature page to this registration statement)).
24.3*	Powers of Attorney (re: directors and officers of Amcor UK Finance plc (included on Amcor UK Finance plc’s signature page to this registration statement)).
24.4*	Powers of Attorney (re: directors and officers of Amcor Group Finance plc (included on Amcor Group Finance plc’s signature page to this registration statement)).
24.5*	Powers of Attorney (re: directors and officers of Amcor Flexibles North America, Inc. (included on Amcor Flexibles North America, Inc.’s signature page to this registration statement)).
24.6*	Powers of Attorney (re: directors and officers of Berry Global Group, Inc. (included on Berry Global Group, Inc.’s signature page to this registration statement)).
24.7*	Powers of Attorney (re: directors and officers of Berry Global, Inc. (included on Berry Global Inc.’s signature page to this registration statement)).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3*	Form of Letter to Clients.
107*	Filing Fee Table.

*
Filed herewith.

†
Certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Amcor plc agrees to furnish supplementally to the SEC or its staff an unredacted copy of this exhibit upon request.

#
Certain provisions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. Amcor plc agrees to furnish supplementally to the SEC or its staff an unredacted copy of this exhibit upon request.

Item 22.
Undertakings.

The undersigned registrants hereby undertake:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(9)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, Wisconsin, on the 15th day of July, 2025.
AMCOR FLEXIBLES NORTH AMERICA, INC.
By:
/s/ Larry Weber

Name:
Larry Weber

Title:
President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damien Clayton, Michael J. Rumley and Deborah Rasin, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Larry Weber Larry Weber	President and Director (Principal Executive Officer)	July 15, 2025
/s/ Ana Carla Conceicao Costa Ana Carla Conceicao Costa	Vice President (Principal Financial and Accounting Officer)	July 15, 2025
/s/ Daniel Sula Daniel Sula	Secretary and Director	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bristol, United Kingdom, on the 15th day of July, 2025.
AMCOR PLC
By:
/s/ Peter Konieczny

Name:
Peter Konieczny

Title:
Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Konieczny, Michael Casamento, Michael J. Rumley, Deborah Rasin and Damien Clayton, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter Konieczny Peter Konieczny	Chief Executive Officer (Principal Executive Officer) and Director	July 15, 2025
/s/ Michael Casamento Michael Casamento	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 15, 2025
/s/ Julie Sorrells Julie Sorrells	Vice President and Corporate Controller (Principal Accounting Officer)	July 15, 2025
/s/ Graeme Liebelt Graeme Liebelt	Director and Chairman	July 15, 2025
/s/ Achal Agarwal Achal Agarwal	Director	July 15, 2025
/s/ Susan Carter Susan Carter	Director	July 15, 2025
/s/ Graham Chipchase Graham Chipchase	Director	July 15, 2025

Signature	Title	Date
/s/ Nicholas (Tom) Long Nicholas (Tom) Long	Director	July 15, 2025
/s/ Lucrèce Foufopoulos-De Ridder Lucrèce Foufopoulos-De Ridder	Director	July 15, 2025
/s/ Jill A. Rahman Jill A. Rahman	Director	July 15, 2025
/s/ Stephen Sterrett Stephen Sterrett	Director	July 15, 2025
/s/ Jonathan F. Foster Jonathan F. Foster	Director	July 15, 2025
/s/ James T. Glerum, Jr. James T. Glerum, Jr.	Director	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Authorized Representative in the United States	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, Florida, on the 15th day of July, 2025.
AMCOR FINANCE (USA), INC.
By:
/s/ Ana Carla Conceicao Costa

Name:
Ana Carla Conceicao Costa

Title:
President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damien Clayton, Michael J. Rumley and Deborah Rasin, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ana Carla Conceicao Costa Ana Carla Conceicao Costa	President and Director (Principal Executive Officer)	July 15, 2025
/s/ Sara Mattsson Sara Mattsson	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Vice President and Director	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bristol, United Kingdom, on the 15th day of July, 2025.
AMCOR UK FINANCE PLC
By:
/s/ Michael J. Rumley

Name:
Michael J. Rumley

Title:
Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damien Clayton, Michael J. Rumley and Deborah Rasin, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Matthew Charles Burrows Matthew Charles Burrows	Director (Principal Executive, Financial and Accounting Officer)	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Director	July 15, 2025
/s/ Christopher John Cheetham Christopher John Cheetham	Director	July 15, 2025
/s/ Damien Clayton Damien Clayton	Director	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Authorized Representative in the United States	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bristol, United Kingdom, on the 15th day of July, 2025.
AMCOR GROUP FINANCE PLC
By:
/s/ Michael J. Rumley

Name:
Michael J. Rumley

Title:
Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damien Clayton, Michael J. Rumley and Deborah Rasin, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lorna Corbett Lorna Corbett	Director (Principal Executive, Financial and Accounting Officer)	July 15, 2025
/s/ Andrew Cowper Andrew Cowper	Director	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Director	July 15, 2025
/s/ Damien Clayton Damien Clayton	Director	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Authorized Representative in the United States	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, Indiana, on the 15th day of July, 2025.
BERRY GLOBAL GROUP, INC.
By:
/s/ Adam W. Borgman

Name:
Adam W. Borgman

Title:
President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam W. Borgman, Sara Mattsson and Michael J. Rumley, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Adam W. Borgman Adam W. Borgman	President and Director (Principal Executive Officer)	July 15, 2025
/s/ Sara Mattsson Sara Mattsson	Vice President & Secretary and Director (Principal Financial and Accounting Officer)	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Treasurer and Director	July 15, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, Indiana, on the 15th day of July, 2025.
BERRY GLOBAL, INC.
By:
/s/ Adam W. Borgman

Name:
Adam W. Borgman

Title:
President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam W. Borgman, Sara Mattsson and Michael J. Rumley, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Adam W. Borgman Adam W. Borgman	President and Director (Principal Executive Officer)	July 15, 2025
/s/ Sara Mattsson Sara Mattsson	Vice President & Secretary and Director (Principal Financial and Accounting Officer)	July 15, 2025
/s/ Michael J. Rumley Michael J. Rumley	Treasurer and Director	July 15, 2025